MERGER AGREEMENT


                                  by and among


                            DOLLAR TREE STORES, INC.


                             DOLLAR TREE WEST, INC.

                                       and

                          STEP AHEAD INVESTMENTS, INC.



                               As of July 22, 1998

                                TABLE OF CONTENTS

ARTICLE 1
     THE MERGER................................................................2
     1.1      Surviving Corporation............................................2
     1.2      Articles of Incorporation........................................2
     1.3      Bylaws...........................................................2
     1.4      Directors and Officers...........................................2
     1.5      Effective Time...................................................2
     1.6      Other Effects of the Merger......................................2
     1.7      Tax-Free Reorganization..........................................2
     1.8      Registration Statement...........................................2

ARTICLE 2
     CONVERSION OF SHARES......................................................3
     2.1      Conversion or Cancellation of Shares; Escrow. ...................3
         (a)      Exchange Ratio...............................................3
         (b)      Escrows of Shares............................................3
         (c)      Stock Splits, etc............................................4
         (d)      Stock of Sub.................................................4
         (e)      Company Stock Options........................................4
     2.2      Fractional Shares................................................5
     2.3      Procedures Relating to Company Shares............................6
         (a)      Exchange of Certificates.....................................6
         (b)      Cash Payments................................................7
         (c)      Lost, mislaid, stolen or destroyed certificates..............7
         (d)      No stock transfers...........................................7
         (e)      Unclaimed Merger Consideration...............................7
         (f)      Dissenting shares............................................7
     2.4      Post-Closing Adjustment..........................................8

ARTICLE 3
     CLOSING...................................................................8
     3.1      The Closing......................................................8

ARTICLE 4
     COMPANY REPRESENTATIONS AND WARRANTIES ...................................8
     4.1      Corporate Organization; Authorization............................9
     4.2      No Violation....................................................10
     4.3      Enforceability..................................................10
     4.4      Capitalization..................................................10
     4.5      Subsidiaries; Affiliates; Conflict of Interest..................11
     4.6      Investments in Others...........................................12
     4.7      Financial Statements............................................12
     4.8      Unreported and Contingent Liabilities...........................13
     4.9      Absence of Certain Changes......................................13
     4.10     Estimates; Certain Sales........................................14
     4.11     Licenses and Permits............................................14
     4.12     Litigation......................................................14
     4.13     Inventory.......................................................15
     4.14     Real Property...................................................15

     4.15     Environmental Matters...........................................16
     4.16     Compliance With Laws Generally..................................18
     4.17     Employee Benefit Plans..........................................18
     4.18     Intellectual Property...........................................21
     4.19     Tax Matters.....................................................22
     4.20     No Broker Involved; Deal Expenses...............................23
     4.21     Contracts.......................................................23
     4.22     Officers and Employees..........................................25
     4.23     Labor Relations.................................................25
     4.24     Insurance.......................................................27
     4.25     Title to Property and Related Matters...........................27
     4.26     Accounts and Notes Receivable...................................27
     4.27     Nondisclosed Payments...........................................27
     4.28     [Not Used]......................................................28
     4.29     Business Practices..............................................28
     4.30     [Not Used]......................................................28
     4.31     Securities Matters..............................................28
     4.32     Pooling.........................................................29
     4.33     Reorganization under Section 368 of the Code....................29
     4.34     Full Disclosure.................................................29

ARTICLE 5
     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.........................30
     5.1      Corporate Organization..........................................30
     5.2      Authorization and Approval of Agreement.........................30
     5.3      Ability to Carry Out Agreement..................................30
              (a)     Capital Stock...........................................31
              (b)     Operations of Subsidiaries..............................31
     5.4      Investment Representation.......................................31
     5.5      No Broker Involved..............................................31
     5.6      Parent Common Stock.............................................31
     5.7      Parent SEC Reports..............................................32
              (a)     Absence of Certain Changes or Events....................32
     5.8      Material Misstatements or Omissions.............................32
     5.9      Full Disclosure.................................................33

ARTICLE 6
     PRE-CLOSING COVENANTS....................................................33
     6.1      Conduct of Business.............................................33
     6.2      Public Announcements............................................35
     6.3      Supplements to Schedules........................................36
     6.4      Pooling of Interests Accounting.................................36
     6.5      The Nasdaq Additional Shares Listing Application................36
     6.6      Antitrust Filing................................................36
     6.7      No Solicitation of Transactions.................................36
     6.8      Shareholder Approval............................................38
     6.9      Dissenters' Rights Notices......................................38
     6.10     Shareholder Representative......................................38
     6.11     Agreements with Respect to Affiliates...........................39
     6.12     Access to Information...........................................39
     6.13     Legal Requirements..............................................39

     6.14     Third Party Consents............................................40
     6.15     FIRPTA..........................................................40
     6.16     Notification of Certain Matters.................................40
     6.17     Third Party Consents and Waivers................................40
     6.18     Best Efforts and Further Assurances.............................40

ARTICLE 7
     POST-CLOSING COVENANTS...................................................41
     7.1      Post-Closing Audit..............................................41

ARTICLE 8
     SURVIVAL AND INDEMNIFICATION ............................................42
     8.1      Indemnification Obligations of the Shareholders.................42
     8.2      Indemnification Obligations of Parent...........................42
     8.3      Limitations on Indemnification..................................43
     8.4      Indemnification Procedure.......................................44
     8.5      Survival; Claims Period.........................................45
     8.6      Recovery........................................................46
     8.7      Exclusive Remedy................................................46
     8.8      Indemnification Before Closing Date.............................46

ARTICLE 9
     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB....................46
     9.1      Conditions Precedent............................................46
         9.1.1    Representations, Warranties and Covenants...................47
         (a)      Legal Actions...............................................47
         (b)      Consents....................................................47
         (c)      Deliveries..................................................47
         (e)      Antitrust Filing............................................48
         (f)      Pooling Letters.............................................48
         (g)      Listing of Parent Common Stock..............................48
         (h)      Escrow Agreement............................................48
         (i)      Non-Competition Agreements..................................48
         (j)      [Not Used]..................................................48
         (k)      Related Party Debt..........................................48
         (l)      Dissenting Shares...........................................49
         (m)      Shareholder Approval........................................49
         (n)      Corporate Documents.........................................49
         (o)      Registration Statement......................................49
         (p)      Termination of Certain Agreements...........................49
     9.2      Waiver..........................................................49

ARTICLE 10
     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.......................49
     10.1     Conditions Precedent............................................49
         (a)      Representations, Warranties and Covenants...................50
         (b)      Legal Actions...............................................50
         (c)      Deliveries..................................................50
         (d)      Antitrust Filing............................................50
         (e)      Listing of Parent Common Stock..............................50
         (f)      Registration Statement......................................50

         (g)      Shareholder Approval........................................51
     10.2     Waiver..........................................................51

ARTICLE 11
     TERMINATION..............................................................51
     11.1     Termination.....................................................51
     11.2     Specific Performance and Other Remedies.........................52
     11.3     Effect of Termination...........................................52
     11.4     Termination Fee; Lock-Up Option.................................52

ARTICLE 12
     EXPENSES.................................................................53
     12.1     Deal Expenses...................................................53
     12.2     Payment on Closing..............................................53
     12.3     Proxy Expenses..................................................53

ARTICLE 13
     MISCELLANEOUS............................................................53
     13.1     Cooperation Following the Closing...............................53
     13.2     Benefits and Burdens: Assignment................................54
     13.3     Amendment.......................................................54
     13.4     Notices.........................................................54
     13.5     Entire Agreement................................................55
     13.6     Headings........................................................55
     13.7     Construction....................................................56
     13.8     Incorporation of Exhibits and Schedules.........................56
     13.9     Counterparts....................................................56
     13.10    Governing Law...................................................56
     13.11    Enforcement; Jurisdiction; Waiver of Jury Trial.................56
     13.12    Severability....................................................57
     13.13    Time............................................................57
     13.14    Knowledge.......................................................57
     13.15    Statutes........................................................57

                                  DEFINED TERMS

     The following is a list of the defined terms used in this Agreement:

TERMS                                                                 SECTION
1995 Financial Statements . . . . . . ............................Section 4.7(a)
1996 Financial Statements.........................................Section 4.7(a)
1997 Financial Statements.........................................Section 4.7(a)
98 Cents Clearance Centers.......................................Section 4.18(a)
Affiliate............................................................Section 4.5
Affiliate Agreement.................................................Section 6.11
Agreement...............................................................Recitals
Agreement of Merger..................................................Section 1.5
Alternative Transaction........................................Section 6.7(a)(i)
Antitrust Filing.....................................................Section 6.6
Assumed Option ................................................Section 2.1(e)(i)
Average Closing Price.............................................Section 2.2(b)
Benefit Plans....................................................Section 4.17(a)
California Code ........................................................Recitals
CERCLA...........................................................Section 4.15(b)
Certificate/s.....................................................Section 2.3(a)
Claims Period........................................................Section 8.5
Closing..............................................................Section 3.1
Closing Balance Sheet.............................................Section 7.1(a)
Closing Date.........................................................Section 3.1
Closing Equity....................................................Section 7.1(b)
COBRA............................................................Section 4.17(d)
Code ...................................................................Recitals
Company.................................................................Recitals
Company Ancillary Agreements......................................Section 4.1(a)
Company Common Stock.................................................Section 2.1
Company Contracts...................................................Section 4.21
Company Preferred Stock..............................................Section 2.1
Company Shareholders Meeting......................................Section 6.8(a)
Company Shares.......................................................Section 2.1
Confidentiality Agreement .......................................Section 6.12(b)
Confidential Information ........................................Section 6.12(b)
Control..............................................................Section 4.5
Debtors' Rights .....................................................Section 4.3
Deal Expenses.......................................................Section 12.1
Deficit Amount.......................................................Section 2.4
Determination Date................................................Section 7.1(a)
Disclosure Schedule....................................................Article 4
Dissenting Shares.................................................Section 2.3(f)
Dividend Account .................................................Section 8.3(a)
Effective Time.......................................................Section 1.5
Employees........................................................Section 4.17(b)
Environmental Laws...............................................Section 4.15(a)
ERISA............................................................Section 4.17(a)
Escrow Agent .....................................................Section 9.1(i)
Escrow Agreement..................................................Section 9.1(i)

Escrow Shares.....................................................Section 2.1(b)
Exchange Act.........................................................Section 5.3
Exchange Ratio....................................................Section 2.1(a)
Exercise Price...................................................Section 11.4(b)
Financial Statements..............................................Section 4.7(a)
Financial Statement Date..........................................Section 4.7(a)
Fully Diluted Company Shares......................................Section 2.1(a)
GAAP..............................................................Section 4.7(a)
GAAS..............................................................Section 7.1(b)
HSR Act..............................................................Section 5.3
Indemnified Party.................................................Section 8.4(b)
Intellectual Property............................................Section 4.18(a)
Interim Balance Sheet.............................................Section 4.7(b)
Interim Financial Statements......................................Section 4.7(b)
Inventory...........................................................Section 4.13
KPMG..............................................................Section 2.1(b)
Laws ...............................................................Section 4.16
Leased Real Property.............................................Section 4.14(a)
Letter of Transmittal ............................................Section 2.3(a)
Lock-Up Option...................................................Section 11.4(b)
Material adverse change...........................................Section 4.l(b)
Material adverse effect ..........................................Section 4.1(b)
Merger..................................................................Recitals
Merger Consideration..............................................Section 2.1(a)
Merger Transactions ..............................................Section 6.8(a)
Multiemployer Plan...............................................Section 4.17(h)
Nasdaq............................................................Section 2.2(b)
NLRB.............................................................Section 4.23(a)
Non-Competition Agreements........................................Section 9.1(j)
OSHA.............................................................Section 4.23(b)
Option ........................................................Section 2.1(e)(i)
Parent..................................................................Recitals
Parent Ancillary Agreements..........................................Section 5.2
Parent Basket Amount..............................................Section 8.3(b)
Parent Common Stock..................................................Section 1.8
Parent Indemnified Parties...........................................Section 8.1
Parent Losses........................................................Section 8.1
Parent Maximum Indemnity..........................................Section 8.3(b)
Parent SEC Reports...................................................Section 5.9
Permitted Encumbrances..............................................Section 4.14
Pooling Affiliate...................................................Section 6.11
Pooling of interests................................................Section 4.32
Price.............................................................Section 2.1(b)
Principal Shareholder................................................Section 4.5
Proceeding..........................................................Section 4.12
Product Safety Laws.................................................Section 4.13
Proxy Statement......................................................Section 1.8
Qualified Retirement Plan........................................Section 4.17(j)
Registration Statement...............................................Section 1.8
Related Party Obligations............................................Section 4.5

Representatives .................................................Section 6.12(a)
Restricted Stock .................................................Section 4.4(a)
SEC..................................................................Section 1.8
Securities Act.......................................................Section 1.8
Shareholder Basket Amount.........................................Section 8.3(a)
Shareholder Indemnification Parties..................................Section 8.2
Shareholder Losses...................................................Section 8.2
Shareholder Maximum Indemnity.....................................Section 8.3(a)
Shareholder Representative.......................................Section 6.10(a)
Shareholders............................................................Recitals
Special Escrow Shares.............................................Section 2.1(b)
Statement of Closing Equity.......................................Section 7.1(b)
Stock Option Plan.................................................Section 2.1(e)
Sub.....................................................................Recitals
Surviving Corporation................................................Section 1.1
Target Amount........................................................Section 2.4
Tax..............................................................Section 4.19(a)
Tax Certificates ...................................................Section 6.20
Tax Return.......................................................Section 4.19(b)
Termination Date....................................................Section 11.1
Termination Fee..................................................Section 11.4(a)
Third Party.......................................................Section 6.7(d)
Third Party Complainant ..........................................Section 8.4(a)
WARN Act ...........................................................Section 5.12

                                    EXHIBITS




Exhibit A                            Agreement of Merger

Exhibit B                            [NOT USED]

Exhibit C                            Voting Agreement

Exhibit D                            Affiliate Agreement

Exhibit E                            Opinion of Counsel for the Company

Exhibit F                            Escrow Agreement

Exhibit G                            Non-Competition Agreement

Exhibit H                            Opinion of Counsel for Parent and Sub

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT, dated as of July 22, 1998 ("Agreement"), by and among DOLLAR TREE STORES, INC., a Virginia corporation ("Parent"), DOLLAR TREE WEST , INC., a California corporation and a wholly owned subsidiary of Parent ("Sub"), and STEP AHEAD INVESTMENTS, INC., a California corporation ("Company").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company parties have each determined that it is in the best interests of their respective shareholders for the Sub to merge with and into Company upon the terms and subject to the conditions set forth herein ("Merger");

         WHEREAS, the parties intend for the Merger to be accounted for under the pooling-of-interests method and qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended ("Code");

         WHEREAS, the parties have determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

         WHEREAS, the Board of Directors of Sub and Parent has approved this Agreement, the Merger, and the transactions contemplated hereby in accordance with applicable law and the Articles of Incorporation and By-laws of Parent and Sub; and

         WHEREAS, the Board of Directors of the Company has (i) approved this Agreement, the Merger, and the transactions contemplated hereby in accordance with the requirements of the General Corporation Law of California (the
"California  Code") and the  Articles  of  Incorporation  and the By-laws of the
Company, (ii) found this Agreement, the Merger, and the transactions contemplated hereby to be fair to the Company's shareholders ("Shareholders"), and (iii) directed this Agreement and the Merger to be submitted to, and recommended approval by, the Shareholders.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1 Surviving Corporation. Subject to the provisions of this Agreement and applicable law, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company, and the separate corporate existence of Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of California.

         1.2 Articles of Incorporation. The Articles of Incorporation and name of Sub shall be the Articles of Incorporation and name of the Surviving Corporation.

         1.3 Bylaws. The Bylaws of Sub shall be the Bylaws of the Surviving Corporation.

         1.4 Directors and Officers. The directors and officers of the Surviving Corporation shall be the directors and officers of Sub.

         1.5 Effective Time. Upon satisfaction or waiver of the conditions set forth in Articles 9 and 10 hereof, and if this Agreement shall not have been terminated in accordance with Article 11 hereof, the parties hereto shall cause the Agreement of Merger substantially in the form attached as Exhibit A ("Agreement of Merger") to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretary of State of California. The Merger shall become effective as of the time of filing of a properly executed Agreement of Merger or at such later date and time as is specified in the Agreement of Merger. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

         1.6 Other Effects of the Merger. The Merger shall have all further effects as specified in the applicable provisions of the California Code.

         1.7 Tax-Free Reorganization. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute a plan of reorganization within the meaning of the regulations promulgated under Section 368(a) of the Code.

         1.8 Registration Statement. The shares of voting common stock, par value $.01 per share, of Parent ("Parent Common Stock") to be issued in the Merger pursuant to Article 2 will be registered under the Securities Act of 1933 (the "Securities Act") pursuant to a registration statement of the Parent on Form S-4 (the "Registration Statement"). Company and Parent shall, as promptly as commercially reasonable after the execution of the Agreement, prepare a definitive proxy statement for the Company (the "Proxy Statement") and Parent shall prepare and file with the Securities and Exchange Commission ("SEC") the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its commercially reasonable efforts to respond to the comments of the SEC and to cause the Registration Statement to be declared effective. Company shall cause the Proxy Statement to be mailed to its Shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and Company shall furnish all information concerning Company and the Shareholders as may be reasonably requested in connection with any such action. Parent and the Company shall each provide the other parties to this Agreement any information for inclusion in the Registration Statement or Proxy Statement which may be required under applicable law or which is reasonably requested by such other party and shall each cause the Registration Statement to comply in all material respects with the Securities Act and the regulations thereunder. The Company shall deliver to its officers, directors and the beneficial owners of 5% or more of its capital stock questionnaires prepared by Parent relating to the Registration Statement and Proxy Statement furnished by Parent and shall use its best efforts to have such questionnaires completed, executed by such persons and returned to Parent. Parent and the Company shall promptly notify the other of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the Registration Statement or for additional information, and will promptly supply the other with copies of all correspondence between it or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Registration Statement. If at any time prior to the Effective Time any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Registration Statement, the party with knowledge of such event will promptly inform the other parties to this Agreement. In such case, Parent and the Company will, upon learning of such event, promptly prepare such amendment or supplement and shall file such amendment or supplement with the SEC. If at any time prior to the Effective Time any information relating to Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by Company or Parent which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall, to the extent required by law, be promptly filed with the SEC and/or be disseminated to the Shareholders. The Company will notify Parent at least 24 hours prior to the mailing of the Proxy Statement, or any amendment or supplement thereto, to the Shareholders.

                                    ARTICLE 2
                              CONVERSION OF SHARES

         2.1 Conversion or Cancellation of Shares; Escrow.

         Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Merger and without any further action by the holders thereof, the shares of capital stock of the Company outstanding immediately prior to the Effective Time ("Company Shares," which term shall refer to the Company's common stock ("Company Common Stock") and the Company's preferred stock ("Company Preferred Stock") without distinction) shall be canceled and extinguished and automatically converted into shares of Parent Common Stock, as follows:

              (a) Exchange Ratio.  Other than  Dissenting  Shares (as defined in
Section 2.3(f)), each Company Share issued and outstanding immediately prior to the Effective Time shall be converted, subject to Sections 2.1(c) and 2.2, into that number of shares of Parent Common Stock as is determined by multiplying such Company Share by a ratio equal to (i) Merger Consideration divided by (ii) the Fully Diluted Company Shares (such ratio shall be referred to herein as the "Exchange Ratio"). The "Merger Consideration" shall be calculated as follows:

         (x) If the Average Closing Price (as defined in Section 2.2(b)) is between $36 3/8ths and $44 7/16ths per share, inclusive, then the Merger Consideration will be 2,025,000 shares of Parent Common Stock.

         (y) If the Average Closing Price is above $44 7/16ths per share, then the Merger Consideration will be the number of shares of Parent Common Stock equal to the product of 2,025,000 multiplied by a fraction, the numerator of which is 44 7/16ths and the denominator of which is the Average Closing Price; provided, however, the Merger Consideration shall not be less than 1,936,547 shares of Parent Common Stock.

         (z) If the Average Closing Price is below $36 3/8ths per share, then the Merger Consideration will be the number of shares of Parent Common Stock equal to the product of 2,025,000 multiplied by a fraction, the numerator of which is $36 3/8ths and the denominator of which is the Average Closing Price; provided, however, if the Average Closing Price is below $34-11/32, Parent shall have an option to terminate this Agreement and the terms of Section 11.1(k) shall apply.

"Fully Diluted Company Shares" shall be calculated by adding (i) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including Dissenting Shares) plus (ii) the total number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (including Dissenting Shares) plus (iii) the total number of shares of Company Common or Preferred Stock subject to Options (as defined in paragraph (e) below) outstanding immediately prior to the Effective Time .

              (b) Escrows of Shares. An aggregate of ten percent (10%) of the shares of Parent Common Stock issuable with respect to Company Shares (exclusive of Dissenting Shares) in the Merger (together with any dividends or distributions accrued or made with respect to such shares of Parent Common Stock after the Effective Time and any other securities or property which may be issued after the Effective Time in exchange for such shares of Parent Common Stock in any merger or recapitalization or similar transaction involving Parent, the "Escrow Shares") shall be transferred and pledged when and as issued on a pro rata basis to the Escrow Agent (as defined in "Escrow Agreement" attached as Exhibit F) to secure the payment of any Deficit Amount pursuant to Section 2.4 hereof and the indemnification obligations of the Shareholders pursuant to this Agreement, the Escrow Agreement and the Letter of Transmittal (as defined in Section 2.3(a)) to be delivered by each Shareholder in connection with the Merger.

         ANYTHING IN THIS AGREEMENT OR THE ESCROW AGREEMENT TO THE CONTRARY NOTWITHSTANDING, THE NUMBER OF ESCROW SHARES TRANSFERRABLE TO THE ESCROW SHALL BE REDUCED, AND THE TIMING AND AMOUNT OF THE DISTRIBUTION OF THE ESCROW SHARES FROM THE ESCROW SHALL BE ALLOCATED AND/OR INCREASED, AS THE CASE MAY BE, TO THE EXTENT REQUIRED BY KPMG PEAT MARWICK L.L.P. ("KPMG") AND PRICE WATERHOUSE COOPERS ("PRICE") TO DELIVER THE POOLING LETTERS REFERRED TO IN SECTION 6.18.

              (c) Stock Splits, etc. If after the date of the signing of this Agreement but prior to the Effective Time, Parent should split or combine the

Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, or otherwise change the Parent Common Stock into any other securities, or make any other dividend or distribution on the Parent Common Stock, then the Exchange Ratio and the number of shares of Parent Common Stock constituting the aggregate consideration issuable in the Merger in respect of Company Shares shall be appropriately adjusted to reflect such change.

              (d) Stock of Sub. Each share of common stock, no par value, of Sub issued and outstanding immediately prior to the Effective Time shall remain as one issued and outstanding share of common stock, no par value, of the Surviving Corporation as of and after the Effective Time.

              (e) Company Stock Options. At the Effective Time, regardless of whether a "change of control" shall have occurred as that term is defined in the Step Ahead Investment, Inc. Long-Term Incentive Plan, as amended (the "Stock Option Plan"):

                  (i) Each outstanding option to purchase Company Common Stock (each, an "Option") issued pursuant to the Stock Option Plan whether vested or unvested, shall not terminate or lapse on account of the Merger but instead shall be assumed by Parent and shall constitute an option (an "Assumed Option")
(A) to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, a number of shares of Parent Common Stock (rounded to the nearest whole number) determined by multiplying the Exchange Ratio by the number of Company Shares then subject to purchase pursuant to such Option; and (B) at a per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Option equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up or down to the nearest whole cent.

                  (ii) It is the intention of the parties that the Assumed Options that qualified as incentive stock options as defined in Section 422 of the Code immediately prior to the Effective Time would continue to so qualify on and after the Effective Time; and that notwithstanding anything contained in any provision of this Agreement, the exercise price, the number of shares of Parent Common Stock purchasable and the terms and conditions applicable to any Assumed Options shall be determined so as to comply with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

                  (iii) At or prior to the Effective Time, Company shall amend its Stock Option Plan to provide that a "change-of-control" of Company will not cause its unexercised Options to terminate, but no other amendments shall be made except as provided herein.

                  (iv) any references in each such Assumed Option to the Company shall be deemed to refer to Parent, where appropriate; and

                  (v) Parent shall file and maintain the effectiveness of a registration statement or registration statements with respect to the shares of Parent Common Stock subject to such Assumed Options for so long as such Assumed

Options remain outstanding. Parent and Company shall use reasonable efforts to take such actions as are necessary for the conversion of the Assumed Options pursuant to this Section 2.1(e), including the reservation, issuance and listing of shares of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 2.1(e). At the Effective Time, Parent will prepare and distribute to holders of Assumed Options a notice explaining the effect of the conversion of such holder's Options into Assumed Options.

         2.2  Fractional Shares.

              (a) No scrip or fractional shares of Parent Common Stock shall be issued in the Merger. For purposes of determining the number of shares of Parent Common Stock to be issued to each Shareholder in the Merger, all the Company
Shares owned by such Shareholder shall be aggregated prior to applying the Exchange Ratio. If, after such aggregation, any Shareholder is to receive a fractional share, such Shareholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such Shareholder's Certificate(s) (as defined below) that represent such Company Shares, to receive from Parent an amount in cash in lieu of such fractional share, based on the Average Closing Price (as defined below).

              (b) For the purposes of this calculation, each share of Parent Common Stock shall be valued at the arithmetic average of the closing price per share of Parent Common Stock, as reported on the Nasdaq National Market System (the "Nasdaq") for each of the five (5) consecutive trading days ending with the trading day which occurs immediately prior to the date of the Company Shareholders Meeting (as defined in Section 6.8) (the "Average Closing Price"). If Parent effects any stock split, stock combination, stock dividend or similar transaction with respect to the outstanding shares of Parent Common Stock during the five consecutive trading days during which the Average Closing Price is determined, the dollar amounts in the preceding sentence shall be appropriately adjusted to reflect such change.

         2.3  Procedures Relating to Company Shares.

              (a) Exchange of Certificates. On or prior to the Closing Date, Parent shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented Company Shares (the "Certificate" or "Certificates"), a letter of transmittal and instructions in a form reasonably acceptable to Parent and Company ("Letter of Transmittal") for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Parent and the form of Letter of Transmittal shall so reflect. Upon surrender to Parent of a Certificate, together with such Letter of Transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of fully paid and nonassessable shares of Parent Common Stock to which such holder of Company Shares shall have become entitled pursuant to the provisions of Section

2.1 hereof, (ii) as to any fractional share of Parent Common Stock, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.2 hereof, and (iii) any dividend or other distribution to which such holder is entitled pursuant to Section 2.3(b) hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Sections 2.1, 2.2 and 2.3(b) upon exchange of a Certificate (whether a certificate representing shares of Parent Common Stock or by check representing cash for a fractional share) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a Certificate or a check representing cash for a fractional share to such other person, or established to the satisfaction of Parent that such tax has been paid or that such tax is not applicable. From the Effective Time until surrender in accordance with the provisions of this
Section 2.3, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1, 2.2 and 2.3(b). All payments of respective shares of Parent Common Stock that are made upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to the Company Shares evidenced by such Certificates.

              (b) Cash Payments. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2, in each case until the surrender of such Certificate in accordance with this Article 2. Following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

              (c) Lost, mislaid, stolen or destroyed certificates. In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Sections 2.1, 2.2 and 2.3(b) hereof, to deliver to Parent a bond in such reasonable sum or a reasonably satisfactory indemnity agreement as Parent may direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

              (d) No stock transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time.
If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Sections 2.1, 2.2 and 2.3(b) hereof.

              (e) Unclaimed Merger Consideration. Any shares of Parent Common Stock or cash due former shareholders of the Company pursuant to Sections 2.1,
2.2 and 2.3(b) hereof that remain unclaimed by such former  shareholders for six
(6) months after the Effective Time shall be held by Parent, and any former holder of Company Shares who has not theretofore complied with Section 2.3(a) shall thereafter look only to Parent for issuance of the number of shares of Parent Common Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1, 2.2 and 2.3(b) hereof; provided, however, that neither Parent nor any party hereto shall be liable to a former holder of Company Shares for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (f) Dissenting shares. To the extent that the availability of appraisal rights are mandated under the California Code, Company Shares that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with the California Code ("Dissenting Shares") shall not be converted pursuant to this Article 2 or transferred to the Escrow Agent at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal rights. If a holder of Dissenting Shares becomes ineligible for appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted pursuant to this Article 2 (subject to all of the rights and obligations of the Shareholders hereunder). If any Shareholder asserts the right to be paid for the fair value of such Company Shares as described above, the Company shall immediately give Parent notice of such assertion and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Holders of Dissenting Shares shall have those rights, but only those rights, of holders of "dissenting shares" under Sections 1300 et seq. of the California Code, and payment for Dissenting Shares shall only be made as required by the California Code.

         2.4 Post-Closing Adjustment. If the Closing Equity as determined in accordance with Section 7.1 is less than the Target Amount (as defined below), then the excess of the Target Amount over the Closing Equity as defined in
Section 7.1(b) shall be referred to as the "Deficit Amount" and, within five (5) business days of the date on which the final Statement of Closing Equity (as defined in Section 7.1) is determined (or on such earlier date as may be set forth in the Escrow Agreement), the Escrow Agent shall surrender to Parent, out of the Escrow Shares, a number of shares of Parent Common Stock for cancellation without consideration determined by dividing (i) the Deficit Amount by (ii) the Average Closing Price. The "Target Amount" means (A) $7,500,000 if the

Determination Date (as defined in Section 7.1) is August 30, 1998, (B) $7,500,000 if the Determination Date is September 27, 1998, (C) $7,700,000 if the Determination Date is October 25, 1998, (D) $8,200,000 if the Determination Date is November 29, 1998, or $9,600,000 if the Determination Date is December 27, 1998. The Deficit Amount shall be satisfied solely out of the Escrow Shares, even if such Escrow Shares are insufficient to pay the Deficit Amount.

                                    ARTICLE 3
                                     CLOSING

         3.1 The Closing. The closing ("Closing") will take place at 10:00 a.m. California time on a date to be specified by the parties, at a mutually agreed location, no later than the second business day after fulfillment of all the conditions set forth in Article 9 which have not been waived by Parent, and all the conditions set forth in Article 10 which have not been waived by the Company. The date on which the Closing is held is referred to as the "Closing Date".


                                    ARTICLE 4
                     COMPANY REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to Parent that as of the date of this Agreement and as of the Closing Date and subject to the exceptions noted in this Article and contained in the disclosure schedule delivered by the Company to Parent concurrently, identified as the "Disclosure Schedule," and forming part of this Agreement:

         4.1  Corporate Organization; Authorization.

              (a) As of the Closing Date, the Company will have all requisite power and authority to execute and deliver this Agreement and all agreements, documents and instruments executed and delivered by the Company in connection with the transactions contemplated by this Agreement (the "Company Ancillary Agreements") and to fully perform its obligations hereunder and thereunder, and the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the Company's performance of the transactions contemplated herein and therein will have been duly authorized by all requisite corporate and shareholder action. As of the date of this Agreement, (i) the Company has the corporate power and authority to execute and deliver this Agreement and the Company Ancillary Agreements contemplated to be executed on the date of this Agreement, and (ii) subject only to those obligations and transactions contemplated hereby and thereby which require shareholder approval, the obligations and transactions contemplated hereby and thereby have been authorized by all requisite corporate action. The Board of Directors of Company has, as of the date of this Agreement, determined unanimously that this Agreement and the Merger is fair to, and in the best interests of, the Company and its Shareholders, and has resolved to recommend that the Shareholders of the Company approve this Agreement. Company has received an opinion from Piper Jaffray Inc. to the effect that as of the date hereof, the consideration to be received by Company shareholders in the Merger is fair from a financial point of view and will deliver to Parent a copy of such written opinion.

              (b) The Company is a corporation validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company is qualified to conduct business as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect. A "material adverse change" or "material adverse effect" means, when used in connection with Parent or Company, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, operations (including sales, comparable store sales, gross profit margin, or material classification of expenses), facilities (including retail stores or distribution facilities), assets, condition (financial or otherwise), properties, or prospects of such party and its subsidiaries taken as a whole.

              (c) The Company has previously delivered to Parent a true, correct, and complete copy of its Articles of Incorporation, By-laws and all amendments to the foregoing. The minute books of Company made available to counsel for Parent are the only minute books of Company and contain a reasonably accurate summary of all material actions and decisions occurring during all meetings of directors (or committees thereof) and the shareholders or actions by written consent since the time of incorporation of Company.

         4.2 No Violation. Except as described in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements by the Company nor the consummation of the transactions contemplated hereby or thereby by the Company shall (i) violate any provision of the Company's Articles of Incorporation or By-laws, (ii) violate any order, arbitration award, judgment, or decree to which the Company is a party or is bound or to which any property of the Company is subject or is bound other than an order, award, judgment or decree the violation of which would not cause a material adverse effect, (iii) violate or result in a breach of or constitute a default (or would result in or constitute such a breach or default with notice or lapse of time or both) under any provision of any Company Contract (as defined in Section 4.21), (iv) require the consent of any other party to any of the items described in this subsection or (v) require the consent or approval of any governmental body, agency or authority, other than
(A) the Antitrust Filing (as defined in Section 6.6), (B) the filing with the SEC of the Registration Statement including the Proxy Statement by Parent and such reports under Section 13 of the Exchange Act and such reports, consents and filings under state securities laws as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Agreement of Merger with the California Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (D) such other consents or approvals which, if not granted or obtained, would not cause a material adverse effect.

         4.3 Enforceability. As of the Closing Date, the Company will have duly executed and delivered this Agreement and all Company Ancillary Agreements. As of the date of this Agreement, the Company has duly executed and delivered this

Agreement and each of the Company Ancillary Agreements contemplated to be executed on the date of this Agreement, and, assuming the due authorization, execution and delivery of this Agreement and such Company Ancillary Agreements by the parties thereto other than the Company, this Agreement and each of such Company Ancillary Agreements constitutes a valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, reorganization, moratorium, insolvency and debtors' relief and similar laws effecting the enforcement of creditors' rights, and by general principles of equity ("Debtors' Rights").

         4.4  Capitalization.

              (a) The authorized capital stock of the Company and the issued and outstanding shares of capital stock are set forth in Section 4.4(a) of the Disclosure Schedule. The Company has outstanding 1,261,290 shares of Company Common Stock (11,290 of which are Restricted Stock) and 221,700 shares of Company Preferred Stock. Each share of the Company Preferred Stock is convertible into one share of Company Common Stock. Section 4.4(a) of the Disclosure Schedule also sets forth a true and complete list of all of the shareholders of the Company as of the date of this Agreement (including the holders of Restricted Stock), the number of shares of capital stock (including Restricted Stock) (listed separately for each class) owned by each of them, the date such shares were transferred to the shareholders, and each such shareholder's state of residence. Section 4.4(a) also sets forth a description of all shares of outstanding capital stock of the Company which are governed by vesting arrangements or other restrictions as to ownership and/or transfer (other than pursuant to the Securities Act or the blue sky laws of any jurisdiction) ("Restricted Stock"), the extent to which such Restricted Stock has vested, and the terms of vesting of any unvested shares of Restricted Stock. Except as described in Section 4.4(a) of the Disclosure Schedule, all of the Company's issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to preemptive rights, and have been issued in compliance with all applicable federal and state securities laws.

              (b) The Company has granted as of the date of this Agreement outstanding options to purchase 296,592 shares of capital stock, all of which options have been granted pursuant to the Stock Option Plan. Section 4.4 (b) of the Disclosure Schedule lists each outstanding option to acquire shares of Company capital stock granted by the Company or by a Principal Shareholder (specifying whether they were issued by the Company or a Principal Shareholder), the name of the holder of such option, the date on which such options were granted, the state of residence of the optionee, the number of shares as to which such option will have vested on the date hereof, the exercise price of such option and the expiration date of such option. Except as described in
Section 4.4(b) of the Disclosure Schedule, all Options have been issued in accordance with the Stock Option Plan and all applicable securities laws, including pursuant to valid permits thereunder or exemptions therefrom. The Company Stock Option Plan and all amendments thereto have been approved by all requisite Company shareholder action. No stock appreciation rights or other derivative stock rights of the Company are currently outstanding.

              (c) Except as set forth in Section 4.4(a) and (b) of the Disclosure Schedule, there are no warrants, options, agreements, calls, rights (including preemptive rights), convertible or exchangeable securities or other commitments pursuant to which the Company or any Principal Shareholder is or may become obligated to grant, issue, extend, accelerate vesting, sell, purchase, retire or redeem any options or shares of its capital stock. There is no right of first refusal, co-sale right, right of participation, right of first offer demand, registration rights, option (other than as described in Section 4.4(b)), restriction on transfer (other than with respect to the Restricted Stock and pursuant to applicable securities laws), phantom stock, stock appreciation right or other agreement or understanding applicable to the Company or its capital stock. Neither the Company nor any Affiliate is a party or subject to any agreement or understanding, and to the Company's knowledge, there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company, other than the transactions contemplated by this Agreement.

         4.5 Subsidiaries; Affiliates; Conflict of Interest. The Company has no subsidiaries. The term "Affiliate" with respect to any person means any person or entity which controls such person, which that person controls, or which is under common control with that person. In addition, with respect to the Company, the term "Affiliate" also includes the Principal Shareholders and the spouse of a Principal Shareholder, siblings and lineal descendants or ancestors of Principal Shareholders, a trust for the benefit of any of the foregoing, and any corporation, partnership, joint venture or other entity which any of the Principal Shareholders, any spouse, sibling or lineal descendant or ancestor of a Principal Shareholder, or a trust for the benefit of any of them, controls. For purposes of the preceding sentences, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise. The term "Principal Shareholder" means Gary and Janet Cino and any trusts for the benefit of them or their family members. Except as set forth in Section 4.5 of the Disclosure Schedule, no Affiliate of the Company has any direct or indirect interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of the Company; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company; (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of the Company, or (iv) any creditor, competitor, supplier, customer, or lessor of the Company. Following the Closing, the Company will not have any obligations of any kind to any Shareholder or any Affiliate of a Shareholder except for (i) accrued salary for the pay period commencing immediately prior to the Closing Date and (ii) the obligations set forth at
Section 4.5 of the Disclosure Schedule and obligations under this Agreement (collectively, the "Related Party Obligations").

         4.6 Investments in Others. The Company does not have any investment in or advance or loan to or guarantee of, or any commitment to make any investment in, advance or loan to or guarantee of, any person, except as set forth in the Interim Balance Sheet (as defined below).

         4.7  Financial Statements.

              (a) The Company's  audited  balance  sheets as of January 25, 1998 and January 26, 1997, and the related audited statements of income, shareholders' equity and cash flow for the periods ending January 25, 1998 (the "Financial Statement Date"), January 26, 1997, and January 28, 1996 are provided in Section 4.7(a) of the Disclosure Schedule and are referred to collectively as the "Financial Statements" and individually as the "1997 Financial Statements," "1996 Financial Statements"and "1995 Financial Statements," respectively. The Financial Statements (i) present fairly, in all material respects, the financial position, results of operations and cash flows, as the case may be, of the Company as of the dates and periods thereof, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP"), and (iii) reflect the consistent application of such accounting principles throughout the periods and as of the dates involved except as disclosed in the notes to the Financial Statements.

              (b) The unaudited balance sheet of the Company as of June 28, 1998, (the "Interim Balance Sheet"), and the related statements of income for the period from January 26, 1998 through June 28, 1998 provided in Section 4.7(b) of the Disclosure Schedule, are referred to herein as the "Interim Financial Statements." The Interim Financial Statements (i) present fairly, in all material respects, the financial position, and results of operations and cash flows, as the case may be, of the Company, and (ii) were prepared in conformity with GAAP and reflect the consistent application of such accounting principles throughout the periods and dates involved, subject to normal and customary year-end closing adjustments, the lack of footnotes and other presentation items.

              (c) Section 4.7(c) of the Disclosure Schedule presents a schedule of all valuation accounts reflected in the 1997 Financial Statements and Interim Balance Sheet, including any accounts for markdowns, shrink, currency exchange, bad debts, general inventory reserves, allowance for accounts receivable, allowance for notes receivable, income tax reserves and depreciation reserves.

         4.8 Unreported and Contingent Liabilities. Except (i) as set forth or disclosed in the 1997 Financial Statements and the Interim Financial Statements, or (ii) liabilities incurred in the ordinary course of business consistent with past practice, or (iii) liabilities fully insured against (subject to reasonable deductibles) by third party insurance, the Company has no liabilities or obligations, whether accrued, absolute, fixed, contingent or otherwise.

         4.9 Absence of Certain Changes. Since January 28, 1998, the business of the Company has been conducted only in the ordinary course consistent with past practices, and except as set forth at Section 4.9 of the Disclosure Schedule, there has not been (a) a material adverse change with respect to the Company;
(b) any damage, destruction, casualty or other similar occurrence or event (whether or not insured against), which either individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the Company; (c) any mortgage or pledge of or encumbrance attached to any of the properties or assets of the Company not in the ordinary course of business; (d) any incurrence or creation of any liability, commitment, guarantee or obligation in excess of $75,000 by the Company, except in the ordinary course of business, and capital expenditures or contracts and commitments for capital expenditures made or entered into in the ordinary course of business; (e) any sale, transfer or other disposition by the Company of any of its assets in excess of $150,000 in the aggregate, except for inventory sold by the Company in the ordinary course of business; (f) [NOT USED]; (g) any labor trouble or claim of wrongful discharge (except for such claims as would not be expected to result in a material adverse effect on the Company) or other unlawful labor practice or action; (h) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company; (i) any material revaluation by Company of any of its assets; (j) any declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Company, or direct or indirect redemption, purchase or other acquisition by Company of any of its capital stock; (k) any increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except for increases, payments or commitments in the ordinary course of business and consistent with past practices; (l) any amendment or termination of any material contract, agreement or license to which Company is a party or by which it is bound; (m) any loan by Company to any person or entity, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices; (n) any waiver or release of any material right or claim of Company, including any write-off or other compromise of any account receivable of Company other than in the ordinary course of business and consistent with past practices; (o) [NOT USED]; or (p) any issuance or sale by Company or any of its Affiliates of any of the shares of capital stock of the Company, or securities exchangeable, convertible or exercisable therefor except for option grants disclosed in
Section 4.4(b) of the Disclosure Statement and issuances of capital stock upon exercises of options granted prior to the date hereof.

         4.10 Certain Sales. The Company's sales and comparable store sales for the period of June 29, 1998, to a date five days before the date hereof are set forth in Section 4.10 of the Disclosure Schedule.

         4.11 Licenses and Permits. The Company possesses all material licenses or permits necessary to conduct its business as now operated. Such licenses and permits are valid and in full force and effect. No action or claim is pending, or, to the knowledge of the Company, threatened, to revoke or terminate any such licenses or permits or declare any of them invalid in any respect and the transactions contemplated by this Agreement will not result in the revocation or termination of any such licenses or permits.

         4.12 Litigation. Except as set forth at Section 4.12 of the Disclosure Schedule, there is not pending against the Company, or to the knowledge of the Company, threatened against the Company, any claim, action, suit, arbitration proceeding, governmental proceeding or investigation ("Proceeding") (a) demanding money damages in excess of $10,000 from the Company, or (b) demanding a temporary restraining order, preliminary injunction or a permanent injunction or order of specific performance against the Company. All pending Proceedings relating to or involving the Company (or any of its officers or directors as such) are adequately provided for in the Interim Balance Sheet in accordance with GAAP. The Company is not subject to any judgment, decree, injunction, rule or order of any court, and the Company is not subject to any governmental restriction which may be reasonably likely (i) to have a material adverse effect on the Company or
(ii) to cause a material limitation on Parent's ability to operate the business of the Company after the Closing. There are no Proceedings pending under or pursuant to any warranty, whether expressed or implied, on products sold by the Company. Except for the two suits involving Paul Nguyen and California Compensation Insurance Company, the Company believes that the Proceedings set forth on Schedule 4.12 are fully covered by insurance subject to standard deductibles. Anything herein to the contrary notwithstanding, Company agrees that any uninsured losses under these two Proceedings in excess of any existing reserve for these two Proceedings shall be treated as a breach of this Section
4.12 subject to indemnity under Section 8.1(a).

         4.13 Inventory. All of the Company's Inventory (defined below) reflected on the Interim Balance Sheet was purchased in the ordinary course of business and is owned by the Company free and clear of all liens, security interests and encumbrances, other than security interests securing debt to unaffiliated third parties pursuant to existing credit agreements reflected on the Interim Balance Sheet. The Inventory is maintained on the financial records of the Company (including the Interim Financial Statements) using historical valuation methods and practices consistent with those used in preparing the 1997 and 1996 Financial Statements. All items of Inventory are of good and merchantable quality for sale in the ordinary course of business except to the extent of adequate reserves reflected in the Interim Financial Statements. The Company has no knowledge that such Inventory is not in conformity with all applicable government requirements, (including the Consumer Product Safety Act, Federal Hazardous Substances Act, Flammable Fabrics Act, Poison Prevention Packaging Act, the laws administered by the Federal Food and Drug Administration and other federal and state product safety and labeling laws, and the regulations promulgated in connection therewith ("Product Safety Laws")). "Inventory" shall mean all of the Company's inventory and merchandise whether located in the stores, in a warehouse, or in transit to the stores, together with the Company's packaging Inventory and displays. Since January 1, 1997, the Company has not received written notice that any item of Inventory violates any Product Safety Laws or infringes on the Intellectual Property (as defined in Section 4.18) rights of any third party, or requesting a recall of any item of Inventory.

         4.14 Real Property. The Company does not own any real property. Section
4.14 of the Disclosure Schedule sets forth a true and correct list of all real property currently leased by the Company (which together with all fixtures and improvements thereon shall be referred to as the "Leased Real Property"), categorized separately as follows: (i) all leases for retail stores of the Company open on the date hereof; (ii) all leases for retail stores of the Company that are not open as of the date hereof; (iii) a list of all leases for retail stores of the Company under negotiation; and (iv) all other real property leases of the Company, including the warehouse and office leases. The Company has previously delivered to Parent correct and complete copies of all of the leases and related amendments, modifications, subleases, and store, warehouse or headquarters lease agreements, including all such documents related to the Leased Real Property. The Company has a valid leasehold interest in the Leased Real Property, free and clear of any mortgages, pledges, liens, security interests or other encumbrances of any nature except for Permitted Encumbrances as defined herein. The leases of the Leased Real Property are in full force and effect. The Company has neither sent nor received written notice of any uncured default under the leases of the Leased Real Property, and the Company is not in breach of any material covenant, agreement or condition contained in any lease of the Leased Real Property, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach by the Company. The Company has paid in full or accrued all amounts due and owing, and has satisfied in full or accrued all of its liabilities and obligations, under the leases. The Company has not received any notice of any pending claim by any landlord or other third party adverse to the possessory rights of the Company under any leases. The Company has the right to use such Leased Real Estate for the operations presently conducted. The Company is the tenant under all of the leases except for the subleases to Food Express, Grossmans, Thomas Nix Distributors (related to a check cashing booth located in two stores) and certain subleases related to vending machines. No portion of the Leased Real Property, or any of the buildings and improvements located thereon, violates in any material respect any law, rule, regulation, ordinance, or statute, including those relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control. To the knowledge of the Company, no pending or threatened condemnation or similar proceeding exists with respect to the Leased Real Property. To the knowledge of the Company, the improvements and fixtures located on the Leased Real Property are in good condition and working order, subject to ordinary wear and tear. The Company is in possession of all of the Leased Real Property and all improvements and fixtures located thereon, and the Company has adequate rights of ingress and egress with respect to such Leased Real Property and the improvements and fixtures located thereon. As used in this Agreement, "Permitted Encumbrances" shall mean:

              (a) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Company;

              (b) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

              (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

              (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in respect of obligations not overdue.

         4.15 Environmental Matters. Except as set forth at Section 4.15 of the Disclosure Schedule:

              (a) Since January 1, 1993, the Company has not been the subject of any federal, state or local investigation, and since such time the Company has not received any notice or claim, or entered into any negotiations or agreements with any third party, relating to any liability or remedial action or potential liability or remedial action under any Environmental Laws (as defined below). There are no pending or, to the knowledge of the Company, threatened actions, suits, claims or proceedings against or affecting the Company or any of its properties, assets or operations in connection with any such Environmental Laws. The Company and its properties, assets and operations are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of natural environmental and activities or conditions relating thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws");

              (b) the Company has heretofore provided Parent with true, correct and complete copies of all files of the Company relating to environmental matters (or an opportunity to review such files).

              (c) neither the Leased Real Property nor improvements or equipment included within the Leased Real Property contains any asbestos, PCBs or underground storage tanks.

         4.16  Compliance  With Laws  Generally.  Except as set forth in Section
4.16 of the Disclosure Schedule, (i) the Company is, and at all times since January 28, 1998 has been, in compliance in all material respects with all laws, rules, regulations and ordinances to which it is subject or by which it is bound ("Laws") including the Product Safety Laws, (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced, or, to the Company's knowledge, threatened against the Company alleging any uncured failure to comply with any Laws. This Section 4.16 shall not apply to Environmental Laws (including rules and regulations issued thereunder), all of which are subject to Section 4.15.

         4.17 Employee Benefit Plans.

              (a) Section 4.17(a) of the Disclosure Schedule contains a true and complete list of all the following agreements or plans ("Benefit Plans") which are presently in effect or which have previously been in effect and which cover or covered any current or former employees, officers, directors or independent contractors of the Company ("Employees"):

                  (i) any employee benefit plan as defined in Section 3(3) of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company has any outstanding, present, or future obligation or liability, or under which any Employee has any present or future right to benefits which are covered by ERISA; or

                  (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, written or oral, which the Company maintains or to or under which the Company has any outstanding, present, or future obligations to contribute or make payments, whether voluntary, contingent or otherwise.

              (b) The Company has made available to Parent true, correct and complete copies of all documents relating to the Benefit Plans that are currently in effect, including but not limited to: (i) all plan documents and other related material agreements; (ii) all related insurance and annuity contracts; and (iii) the most recently available Form 5500 annual reports, certified financial statements, actuarial reports, summary plan descriptions and favorable determination letters for the Benefit Plans.

              (c) All of the Benefit Plans and the related trusts subject to ERISA comply and have been administered in compliance in all material respects with (i) the provisions of ERISA, (ii) all provisions of the Code applicable to secure the intended tax consequences, (iii) all applicable state and federal securities laws and (iv) all other applicable laws, rules, regulations and collective bargaining agreements, except where the failure to so comply or to be so administered would not result in any monetary penalty against the Company.

              (d) The Company has materially complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 ("COBRA").

              (e) Neither the Company, its ERISA Affiliates (that is, any entity which, together with the company, will be treated as a single employer within the meaning of Code Section 414(b), (c), (m) or (o)), nor any administrator or fiduciary of any Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary or co-fiduciary duty under ERISA. The Company has not engaged in any prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975).

              (f) No Benefit Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates have incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Sub or any of its ERISA Affiliates.

              (g) Neither the Company nor any of its ERISA Affiliates currently is or has been a party to any pension or welfare plan that is a multiemployer plan within the meaning of ERISA Section 4001(a)(3).

              (h) None of the Benefit Plans provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former Employees beyond their retirement or other termination of service (other than coverage required by COBRA or any similar state law).

              (i) The Company does not maintain, and has not maintained, a defined benefit pension plan.

              (j) For each Benefit Plan which is intended to be qualified under Code Section 401(a) ("Qualified Retirement Plan"), the Company has received from the Internal Revenue Service a favorable determination letter to the effect that the plan in form satisfies the requirements for qualification under Code Section 401(a) (taking into account the provisions of the Tax Reform Act of 1986 and all subsequent legislation). No amendments have been made to any Qualified Retirement Plan since the application for such determination letter which would cause disqualification of such plan. To Company's knowledge, any noncompliance or failure prior to the Closing Date properly to maintain, operate, or administer any Qualified Retirement Plan has not rendered and will not render:
(i) such plan or its related trust or Sub or its ERISA Affiliates subject to, or liable (directly or indirectly) for, any taxes, penalties, or liabilities to any person or governmental agency; (ii) such plan subject to disqualification; or
(iii) the trust under such plan subject to any liability for taxes. No request has been submitted to the Internal Revenue Service and no request is being contemplated under any program described in Rev. Proc. 98-22, Rev. Proc. 94-62, or Rev. Proc.
94-16.

              (k) All contributions (including all employer contributions and employee salary reduction contributions) which are due or withheld have been paid to each employee pension benefit plan as defined in ERISA Section 3(2) and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such employee pension benefit plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each employee welfare benefit plan as defined in ERISA
Section 3(1).

              (l) The Company's records accurately reflect its Employees' years of vesting and eligibility service for purposes of the Benefit Plans.

              (m) There is no pending or, to Company's knowledge, any threatened complaint, claim (other than a routine claim for benefits), proceeding, audit, or investigation of any kind in or before any court, tribunal, or governmental agency with respect to any Benefit Plan.

              (n) All Forms 5500 Annual Reports and Summary Annual Reports have been filed or distributed appropriately with respect to each Employee Benefit Plan.

         4.18 Intellectual Property.

              (a) "Intellectual Property" means (i) all inventions, patents and patent applications, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations, and combinations thereof, and all applications, registrations and renewals thereof, including any such Intellectual Property associated with the name "98 Cents Clearance Centers" or other store or trade name used by the Company, (iii) all copyrights, and all applications, registrations, and renewals thereof, (iv) all trade secrets and confidential business information (including ideas, research, and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever medium).

              (b) The Company owns (or has adequate rights to use pursuant to license, sublicense, agreement, or permission) all Intellectual Property necessary and used for the operation of its business activities as presently conducted, free and clear of all liens and encumbrances except liens arising pursuant to that certain Loan and Security Agreement dated as of May 16, 1996, between the Company and Heller Financial, Inc., as amended from time to time, through and including a Ninth Amendment dated as of June 1, 1998. Each item of Intellectual Property owned or available for use prior to the Closing hereunder will be owned or available for the royalty-free use by the Company immediately subsequent to the Closing. The Company has taken all necessary action to protect each item of Intellectual Property that it owns or uses. The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, in each case in any material respect, any Intellectual Property rights of third parties, and neither the Company nor any officers, directors, or employees of the Company has ever received any charge, complaint, claim, demand, or notice alleging such interference, infringement, misappropriation, or violation (including any claim that Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

              (c) Section 4.18(c) of the Disclosure Schedule identifies (i) each Intellectual Property registration which has been issued to the Company and each pending Intellectual Property application which has been made by the Company,
(ii) each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property, and (iii) each license, agreement, or other permission which has been granted to the Company by any third party with respect to any Intellectual Property used in the operation of the Company's business.

         4.19 Tax Matters.

              (a) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59 A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

              (b) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              (c) The Company has timely filed all Tax Returns that it was required to file, including applicable extensions except where failure to file such Tax Returns would not have a material adverse effect. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company shown on such Tax Returns have been paid.

              (d) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

              (e) There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such authority. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for taxable years ending on or after December 31, 1995.

              (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (g) The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company
(i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target), or (ii) has any Liability for the Taxes of any Person (other than any of the Target and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

              (h) The Company has no deferred gain or loss allocable to the Company arising out of any deferred intercompany transaction as defined in the U.S. Treasury Department's consolidated income tax regulations.

              (i) The unpaid Taxes of the Company (i) did not, as of June 28, 1998, exceed the reserve for tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) and
(ii) do not exceed that reserve as adjusted for the passage of time through the date hereof, and will not exceed such reserve of the Closing Date, in accordance with the past custom and practice of the Company in filing its Tax Returns.

         4.20 No Broker Involved; Deal Expenses. Except for Piper Jaffray Inc., the Company has not engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement or with respect to the Company's sale or merger or any other transaction relating to the disposition of all or substantially all of the Company's assets.

         4.21 Contracts. Section 4.21 of the Disclosure Schedule contains a true and complete list of (or cross-references to another portion of the Disclosure Schedule listing) the following Company contracts ("Company Contracts") as of the date hereof:

              (a) all unpaid bonds, debentures, notes, mortgages, indentures, indemnities or guarantees in excess of $50,000 to which the Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

              (b) all leases to which the Company is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound involving an annual rental payment in excess of $50,000 individually;

              (c) all loans and credit commitments to the Company which are outstanding and pursuant to which any indebtedness of the Company in the aggregate principal amount in excess of $50,000 is outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

              (d) all contracts or agreements which limit or restrict in any respect the Company from engaging in any business in any jurisdiction;

              (e) all agreements or arrangements that contain any severance pay or post- employment liabilities or obligations (or a cross-reference to another section of the Disclosure Schedule in which any such agreements or arrangements have been listed);

              (f) all bonus, deferred compensation, incentive compensation plans, or any other employee benefit plans or arrangements (or a cross-reference to another section of the Disclosure Schedule in which any such plans or arrangements have been listed);

              (g)  all  employment  or  consulting   agreements,   contracts  or
commitments with any employee, not terminable by Company on thirty days notice without liability;

              (h) all agreements or plans, including, without limitation, any stock option plans, stock appreciation right plans or stock purchase plans, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (or a cross-reference to another section of the Disclosure Schedule in which any such plans or arrangements have been listed);

              (i) [NOT USED];

              (j) all agreements, contracts or commitments containing any covenant limiting the freedom of Company to engage in any line of business or compete with any person;

              (k)  all   agreements,   contracts  or  commitments   for  capital
expenditures for future obligations in excess of $25,000 and not cancelable without penalty;

              (l) all agreements, contracts or commitments currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

              (m)all material joint marketing, development, supply, franchise or distribution agreements;

              (n) all material sales and purchase commitments, maintenance agreements, ADP agreements, inventory and accounting agreements, and other service outsourcing agreements; and

              (o) all existing agreements, contracts and commitments, written or oral (other than those described in the foregoing provisions of this Section 4.21) to which the Company is a party or by which the Company or any of their respective properties or assets may be bound (i) involving an annual commitment or annual payment by any party thereto of more than $50,000 individually, (ii) which cannot be terminated by the Company without penalty or further obligations on not more than 90 days' notice or (iii) which is otherwise material to the Company.

         True and complete copies of all Company Contracts, including all amendments thereto, have been made available to Parent. The Company Contracts are valid and enforceable in accordance with their respective terms with respect to the Company (as applicable) and valid and enforceable in accordance with their respective terms with respect to any other party thereto, except as the enforceability may be limited by Debtors' Rights. There is not under any of the Company Contracts any existing material breach, default or event of default by the Company or event that with notice or lapse of time or both would constitute a material breach, default or event of default by the Company, nor does the Company know of, and nor has the Company received notice of, or made a claim with respect to, any material breach or default by any other party thereto. To the knowledge of the Company, no customer or supplier which paid the Company or was paid by the Company more than $50,000 during calendar year 1997 intends to terminate or materially alter its level of business with the Company as a result of the transactions contemplated by this Agreement.

         4.22 Officers and Employees. Section 4.22 of the Disclosure Schedule contains a true and complete list of all of the officers and key employees of the Company and all other persons with whom the Company has a written employment agreement or to whom the Company has made verbal commitments which are binding on the Company under applicable laws, specifying their title, annual rate of compensation, bonus eligibility and the terms of such agreement or commitment as of the date hereof. To Company's knowledge, no such employee of Company (i) is in violation of any term of any employment contract, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company because of the nature of the business conducted or presently proposed to be conducted by Company or to the use of trade secrets or proprietary information of others, and (ii) has given notice to Company, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company except for terminations of a nature and number that are consistent with Company's prior experience.

         4.23 Labor Relations.

              (a) The Company is not and since January 1, 1996 has not been a party to any collective bargaining or other labor union contracts applicable to any person employed by the Company. There is no pending or, to the knowledge of the Company, threatened material labor dispute, strike or work stoppage against the Company. Neither the Company nor its representatives or employees has committed any material unfair labor practices in connection with the operation of the business of the Company, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company by the National Labor Relations Board or any comparable state agency. No hand billing involving the employees of the Company is in progress, and no denial of fair representation claim is pending against the Company.

              (b) Except as disclosed in Section 4.12 to the Disclosure Schedule, (i) no claim for unpaid wages or overtime or for child labor or record keeping violations is pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, Service Contract Act, or any other Federal, state, local or foreign law, regulation, or ordinance, (ii) no discrimination and/or retaliation claim is pending against the Company under the 1866 or 1964 Civil Rights Acts, as amended, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA or any other Federal law or any comparable state fair employment practices act or foreign law regulating discrimination in the workplace (including the California Fair Employment and Housing Act), (iii) the Company is under no obligation to develop or maintain an affirmative action plan and has not entered into any conciliation or settlement agreement with any Federal agency or comparable state or foreign agency or court and no onsite review or audit is in progress, (iv) no citation has been issued by Occupational Safety and Health Administration ("OSHA") against the Company for any repeated or willful violation and no notice of contest or OSHA administrative enforcement proceeding involving the Company is pending, and (v) no citation of the Company has occurred for any repeated or willful violation and no enforcement proceeding has been initiated or is pending under Federal or foreign immigration law, in each case except for such claims, citations, notices, and proceedings which, if adversely determined, would not have a material adverse effect on the Company.

              (c) Before the date of this Agreement the Company has not taken any action which would constitute a "mass layoff" or "plant closing" within the meaning of the Worker Adjustment and Retraining Notification Act or otherwise trigger notice requirements or liability under any local or state plant closing notice law.

              (d) No employee of the Company is indebted to the Company except in the ordinary course of business consistent with past practices.

              (e) Except as disclosed on Section 4.23(e) of the Disclosure Schedule, the Company has not entered into any written employment, covenant-not-to-compete, confidentiality, proprietary rights, restrictive covenant, severance, or golden parachute agreement with any present or former employee, consultant, or Affiliate which is currently in effect, and the Company has not entered into any agreement, oral or written, with any present or former employee that by its terms obligates (either on an absolute or contingent basis) the Company or Parent to make any payment on, after, or in connection with the Closing to any present or former employee following his or her termination of employment.

              (f) None of the officers of the Company has, to Company's knowledge, expressed an intention to resign or retire as a result of the transaction contemplated by this Agreement or for any other reason except for Gary Cino.

         4.24 Insurance. Section 4.24 of the Disclosure Schedule sets forth a true and complete list of the current insurance coverages for the Company, including names of carriers, amounts of coverage and premiums therefor. The Company has made available to the Parent true and complete copies of all such insurance policies.

         4.25 Title to Property and Related Matters. The Company has good and valid title to or valid leasehold interest in its personal property, as reflected in the Interim Balance Sheet (other than property sold, leased or otherwise disposed of in the ordinary course of business since such date), and all of such properties are held free and clear of all title defects, liens, encumbrances, security interests and restrictions whatsoever, except, with respect to all such properties, (a) liens securing debt reflected as liabilities on the Interim Balance Sheet, and (b) Permitted Encumbrances.

         4.26 Accounts and Notes Receivable. The accounts and notes receivable of the Company reflected on the Interim Balance Sheet and the related reserves arose from bona fide transactions in the ordinary course of business, have been extended on terms consistent with the past practice of the Company, are not subject to any counterclaims or setoffs other than in the ordinary course (except for the amount of any applicable existing reserves for counterclaims or setoffs), have been recorded in the Company's books in accordance with GAAP consistently applied.

         4.27 Nondisclosed Payments. Neither the Company nor any of the Company's officers or directors, nor, to the Company's knowledge, anyone acting on behalf of any of them, has made or received any material payments not correctly categorized and fully disclosed in the Company's books and records in connection with or in any way relating to or affecting the Company.

         4.28 [Not Used]

         4.29 Business Practices. Neither the Company nor any director or officer, or, to the Company's knowledge, any employee, agent or other Person acting on behalf of the Company (i) has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign governmental officials or others, or (ii) has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all material respects, with the Foreign Corrupt Practices Act, as amended, and all foreign laws and regulations relating to prevention of corrupt practices and similar matters. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Company is a party or, to the knowledge of Company, is otherwise binding upon Company, which has or reasonably could be expected to have the effect of prohibiting or impairing any material business practice of Company, or the conduct of business by Company. Without limiting the foregoing, Company has not entered into any agreement under which Company is restricted, in any material respect, from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         4.30 [Not Used]

         4.31 Securities Matters.

              (a) None of the information supplied by or on behalf of the Company or its officers, directors, or shareholders to be included in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Shareholders and on the date of the Shareholders' meeting referred to in Section 6.8, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made with respect to information supplied by or on behalf of Parent or Sub or their respective directors, officers or shareholders specifically for inclusion or incorporation in the Proxy Statement.

              (b) None of the information supplied by or on behalf of the Company or its officers, directors, or shareholders to be included or incorporated in the Registration Statement will, at the time it becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made with respect to information supplied by or on behalf of Parent or Sub or their respective directors, officers or shareholders specifically for inclusion or incorporation in the Registration Statement.

         4.32 Pooling. Company has taken no actions that would prevent the accounting of the business combination to be effected by the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations ("pooling of interests"). In addition, the shares of Parent Common Stock issued in the Merger will be shared ratably by the Shareholders based on their respective percentage ownership of the Company capital stock, and there is no agreement among the Shareholders providing for any reallocation of such Parent Common Stock among the Shareholders. Company has disclosed to its independent public accountants all actions taken by it that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, Company, based on advice from its independent public accountants, believes that the Merger will qualify for pooling of interests accounting.

         4.33 Reorganization under Section 368 of the Code. The Company will have taken no action reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         4.34 Full Disclosure. The representations and warranties of the Company contained in this Agreement (including all information in the Disclosure Schedule and the Escrow Agreement hereto and the certificate to be furnished by the Company pursuant to Section 9.1(d)(i)) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered not misleading.


                                    ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub jointly and severally represent and warrant to the Company that, as of the date of this Agreement and on the Closing Date:

         5.1 Corporate Organization. Parent is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Sub is a corporation validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Sub was formed for the purpose of consummating the transactions contemplated hereby and has not previously conducted any other activities. Parent and Sub are each qualified to conduct business as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

         5.2 Authorization and Approval of Agreement. Parent and Sub have all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments executed and delivered by Parent or Sub in connection with the transactions contemplated by this Agreement (the "Parent Ancillary Agreements"), and to fully perform the obligations required to be performed by them hereunder and thereunder. All corporate proceedings required by Parent's and Sub's respective charter documents or otherwise required by law for the execution and delivery of this Agreement and the Parent Ancillary Agreements and for the consummation of the transactions provided for herein and therein have been duly taken, and no approval by Parent's shareholders is required to authorize this Agreement or the Parent Ancillary Agreements. This Agreement and each of the Parent Ancillary Agreements has been duly and validly executed and delivered by Parent and Sub and is enforceable against Parent and Sub in accordance with its terms, except as the enforceability may be limited by Debtors' Rights.

         5.3 Ability to Carry Out Agreement. The execution and delivery of this Agreement and the Parent Ancillary Agreements by Parent and Sub and the performance by Parent and Sub of their obligations hereunder and thereunder will not conflict with, violate or result in any breach of or constitute a default under any provisions of Parent's and Sub's Articles of Incorporation or By-laws or, except for the Parent's credit facilities and private placement notes, of any of the provisions of any indenture, mortgage, lease, agreement, license, permit, instrument, order, arbitration award, judgment, decree, law, ordinance, regulation or any other restriction of any kind or character to which Parent or Sub is a party or by which either of them is bound. Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), applicable state securities laws, the bylaws of the National Association of Securities Dealers, any listing agreement with respect to the Parent Common Stock, and the filing of the Agreement of Merger with the State of California, no consent of any governmental authority or other third party is required to be obtained on the part of Parent in connection with Parent's execution, delivery or performance of this Agreement or the Parent Ancillary Agreements.

         5.4 Capital Stock.  The authorized  capital stock of Parent consists of
(i) 100,000,000 common shares $.01 par value per share, and (ii) 10,000,000 preferred shares. All the outstanding common shares are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Parent is entitled to preemptive rights or cumulative voting rights. As of the close of business on June 30, 1998, 59,107,262 common shares and no shares of preferred stock were issued and outstanding, and since that date there have been no further issuances of common shares, except in connection with the exercise of options issued pursuant to the Parent's various stock option and stock purchase plans. All outstanding shares of capital stock of the subsidiaries of Parent are owned by Parent or a direct or indirect wholly-owned subsidiary of Parent. As of June 30, 1998, there were no outstanding options, warrants or other rights to acquire capital stock from Parent or any of its subsidiaries, or any securities outstanding which were directly or indirectly convertible into or exchangeable for shares of capital stock of Parent or any of its subsidiaries, except for options and rights to purchase common shares granted pursuant to the Parent's various stock option and stock purchase plans and 5,584,900 warrants. As of the close of business on June 30, 1998, there were 2,706,128 common shares available for issuance upon exercise of stock options not yet granted, 2,554,170 common shares reserved for issuance upon exercise of stock options outstanding as of such date, and 445,944 common shares reserved for issuance under the stock purchase plan.

         5.5 Operations of Subsidiaries. Each subsidiary of Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the full power and authority to own its properties and conduct its business and operations as currently conducted, (ii) is duly qualified and in good standing in each jurisdiction in which the property is owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect.

         5.6 Investment Representation. Parent and Sub are acquiring the Company Shares for investment and not with a view to, or for resale in connection with, any distribution of the Company Shares.

         5.7 No Broker Involved.  Parent and Sub have not expressly or impliedly
engaged  any  broker,   finder  or  agent  with  respect  to  the   transactions
contemplated by this Agreement.

         5.8 Parent Common Stock. The shares of Parent Common Stock to be issued in the Merger will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

         5.9 Parent SEC Reports. Each registration statement, report and proxy or information statement filed by Parent with the SEC since January 1, 1997, are collectively referred to as the "Parent SEC Reports," all of which, as of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such Parent SEC Reports, as of the respective dates they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Parent (including any related notes and schedules) included (or incorporated by reference) in the Parent SEC Reports have been prepared in conformity with GAAP applied on a consistent basis (except, with respect to all financial statements, as may be indicated in the notes thereto and, with respect to unaudited financial statements, as permitted by Form 10-Q of the SEC), the consolidated financial position of Parent and its subsidiaries as of the date thereof and the consolidated results of their operations and their cash flows for the periods then ended.

         5.10 Absence of Certain Changes or Events. Since December 31, 1997, and except as disclosed in the Parent SEC Reports, the business of Parent has been conducted only in the ordinary course consistent with past practice and there has not been any event which either individually or in the aggregate has had or may reasonably be expected to have a material adverse effect on Parent or its subsidiaries (taken as a whole).

         5.11 Material Misstatements or Omissions.

              (a) None of the information with respect to Parent or Sub to be included (or incorporated by reference) in the Proxy Statement will, on the date the Proxy Statement is first mailed to the Shareholders, and on the date of the Shareholders' meeting referred to Section 6.8, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act, except that no representation is made with respect to information supplied in writing by or on behalf of the Company or its officers, directors, or shareholders for inclusion in the Proxy Statement.

              (b) None of the information with respect to Parent or Sub to be included (or incorporated by reference) in the Registration Statement will, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, except that no representation is made with respect to information supplied by or on behalf of the Company or its officers, directors, or shareholders specifically for inclusion or incorporation in the Registration Statement.

         5.12 WARN Act. Parent has no present plans or intention to carry out, after the Closing, any plant closing or mass layoff which would violate the federal Worker Adjustment and Retraining Notification Act (the "WARN Act") at any facility of the Company.

         5.13 Full Disclosure. The representations and warranties and other agreements of the Parent and of the Sub contained in this Agreement (including all information in the Schedules and Exhibits hereto and the certificate to be furnished by Parent pursuant to Section 10.1(c)(i)) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

         5.14 Reorganization under Section 368 of the Code. Parent and Sub will have taken no action that will prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         5.15 Benefit Plans; Tax Obligations. The material Benefit Plans of Parent are as described in the Parent SEC Reports. Parent has no material delinquent Tax obligations.

                                    ARTICLE 6
                              PRE-CLOSING COVENANTS

         6.1 Conduct of Business. The Company covenants and agrees that from the date of this Agreement to the Closing Date, the Company shall (except as otherwise consented to in writing by Parent):

              (a) carry on its business in a manner consistent with prior practice and only in the usual and ordinary course, and use reasonable efforts to preserve its business organization intact and conserve the good will and relationships of its customers, suppliers and others having business relations with it;

              (b) maintain its existence and good standing in its jurisdiction of organization plus in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification;

              (c) duly and timely file or cause to be filed all reports and returns required to be filed with any governmental body, agency or authority and promptly pay or cause to be paid when due all taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

              (d) maintain in existing condition and repair, consistent with past practice, all buildings, offices, shops and other structures located on the Leased Real Property [see 4.15(g)], and all equipment, fixtures and other tangible personal property located on the Leased Real Property;

              (e) give Parent and Parent's employees, counsel, accountants and advisors, full access upon reasonable notice during normal business hours to all of the properties, personnel, financial and operating data, books, tax returns, contracts, commitments, and records of the Company in connection with reviewing the Company and its respective properties and operations;

              (f) maintain in full force and effect all existing policies of insurance except for replacements or renewals in the ordinary course of business;

              (g) use its reasonable best efforts to permit the Company to retain the material benefits provided by all existing contracts and licenses to which the Company is a party under arrangements similar to those in effect prior to the Closing Date;

              (h) use its reasonable best efforts to assist Parent and Sub in retaining the continued services of the Company's key employees.

              (i) not amend its charter documents or by-laws;

              (j) not authorize for issuance, issue or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock except for issuances of capital stock upon the exercise of options granted before the date hereof;

              (k) not incur any liability, commitment or obligation, except unsecured current and trade liabilities and other unsecured liabilities incurred in the ordinary course of business;

              (l) not borrow, or agree to borrow, any funds other than pursuant to its existing loan agreements or otherwise in the ordinary course of business;

              (m) not sell, transfer or otherwise dispose of assets, except for the sale or disposition of obsolete or damaged tangible personal property and except for the sale of inventory and other assets in the ordinary course of business;

              (n) except for amounts committed for emergency repairs, not make any material capital commitments;

              (o) not mortgage, pledge or encumber any of its assets or guaranty the obligations of any party except in the ordinary course of business;

              (p) not make any adjustments in the salary or wage rate of, or make or authorize any bonus, severance, or termination payments to or consulting arrangements with, any officer or employee or amend or adopt any employee benefit plan, without Parent's prior written consent, other than bonuses for the 1997 and 1998 years and salary increases for the 1998 year which shall be made in amounts consistent with past practices;

              (q) take any action with the intention of causing any of the representations and warranties made herein to be inaccurate on the Closing Date;

              (r) not dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, license or copyright, or dispose of or disclose to any person, any trade secret, formula, process, technology or know-how not heretofore a matter of public knowledge;

              (s) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities or equity interests of the Company and not redeem, purchase or issue any shares of the capital stock or other securities or equity interests of the Company or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities or equity interests of the Company or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing except for issuances of capital stock upon exercise of options granted before the date hereof;

              (t) deliver to Parent on or prior to the twentieth (20th) business day of each month a balance sheet of the Company in the form of the Interim Balance Sheet as of the end of the prior monthly accounting period and an income statement for such period in each case accompanied by a certificate executed by the chief financial officer on behalf of the Company that such statements have been prepared in accordance with the standards set forth in Section 4.7(b); and

              (u) not take any action outside the ordinary course of business consistent with past practice (unless contemplated by this Agreement).

         6.2 Public Announcements. Parent and Company shall have the right to issue a joint press release relating to the subject matter of this Agreement and the transactions contemplated thereby, provided however that the timing and content of such press release shall be consistent with the requirements of law, any applicable bylaw of the National Association of Securities Dealers, and/or any listing agreement relating to the Parent Common Stock. Until Closing, the timing and content of all other announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon by Parent and the Company in advance (unless Parent or the Company is advised by counsel in writing that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or SEC policy, any applicable bylaw of the National Association of Securities Dealers or any listing agreement relating to the Parent Common Stock, and then only after consulting the other party and making reasonable efforts to comply with the provisions of this Section).

         6.3 Supplements to Schedules. On the Closing Date, each of the Company and Parent shall supplement or amend the respective disclosure schedules which they have delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the disclosure schedule or which is necessary to correct any information in any such disclosure schedule which has been rendered inaccurate thereby. Before the Closing Date, each of the Company and Parent shall give prompt notice to the other if it comes to the attention of such party that an event, condition or state of facts exists which has resulted or is reasonably likely to result in a material adverse effect on the Company or Parent, respectively. No supplement or amendment to any such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 9.1(a) or 10.1(a) of this Agreement.

         6.4 Pooling of Interests Accounting. From and after the date hereof and until the Closing Date, neither Parent nor the Company, nor any of their respective subsidiaries or other Affiliates, shall take, and the Company shall use its best efforts to ensure that the Company's officers, directors and holders of ten percent (10%) or more of the Company Shares shall not take, any action that might jeopardize the characterization of the Merger as a pooling of interests for accounting purposes, except as expressly authorized by this Agreement. Each of Parent and Company shall use their respective best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests, and such accounting treatment to be accepted by each of Parent's and Company's independent certified public accountants, respectively, and to be accepted by the SEC.

         6.5 The Nasdaq Additional Shares Listing Application. Parent will file an additional shares listing application with the Nasdaq to approve for a listing, subject to official notice of its issuance, the shares of Parent Common Stock to be issued in the Merger and upon exercise of the Assumed Options. Parent shall use its best efforts to cause its shares of Parent Common Stock to be issued in the Merger and upon exercise of the Assumed Options to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

         6.6 Antitrust Filing. As soon as practicable following the execution of this Agreement, both Parent and Company shall file an Antitrust Improvements Act Notification and Report Form under the HSR Act (the "Antitrust Filing") relating to the transactions contemplated by this Agreement with the Federal Trade Commission and the Department of Justice. Parent shall pay all filing fees required in connection therewith, and Parent and Company shall use their respective commercially reasonable efforts to take all action necessary, proper and advisable under applicable laws and regulations to cause the expiration or termination of the waiting periods under the HSR Act as soon as practicable.

         6.7  No Solicitation of Transactions.

              (a) Until the earlier of (i) the Closing, or (ii) the termination of this Agreement pursuant to Article 11, the Company agrees that neither it nor its officers, directors, employees, agents, representatives (including, without limitation, investment bankers, attorneys, accountants, financial advisors and consultants), or Affiliates of the Company shall directly or indirectly:

                  (i) solicit, encourage, initiate or further (including by way of furnishing information) the submission of proposals or offers relating to any Alternative Transaction. An "Alternative Transaction" is any acquisition, purchase, lease, exchange, mortgage, pledge, transfer or other disposition of all or any significant portion of the assets of, or 5% or more of the equity securities (excluding the exercise of outstanding stock options under the Company Stock Option Plan) of, the Company or any merger, reorganization, share exchange, recapitalization, liquidation, dissolution, consolidation, business combination, or similar transaction with the Company, other than the transactions contemplated by this Agreement;

                  (ii) participate in any discussions or negotiations regarding, or furnish any confidential information with respect to the Company, in connection with any Alternative Transaction;

                  (iii) except as otherwise provided in Section 6.7(d), agree to
     approve,  recommend,   endorse,  or  enter  into  any  agreement,  plan  or
     understanding with respect to any Alternative Transaction; or

                  (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, or publicly announce any effort or attempt by any Person to undertake or seek to undertake any Alternative Transaction.

              (b) In the event the Company receives any offer or indication of interest relating to any Alternative Transaction, the Company shall promptly (and in no event later than 24 hours) notify Parent in writing of the details of the offer or indication of interest, except that the identity of the interested Person is not required to be disclosed.

              (c) The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations relating to any Alternative Transaction, whether conducted prior to the date of this Agreement or thereafter. The Company agrees not to release any party from any confidentiality or standstill agreement to which the Company is a party.

              (d) Notwithstanding this Section 6.7 or any other provision of this Agreement, the Board of Directors of the Company may provide information in response to, evaluate, or consider, approve, recommend, endorse or enter into an unsolicited bona fide Alternative Transaction made by a Third Party (as defined below), provided that the following conditions are satisfied: (i) such action is required for the Board of Directors to carry out its fiduciary duties under applicable law and the Board of Directors has received advice of counsel to that effect, and (ii) the Board of Directors in its good faith reasonable judgment determines, after consultation with its independent financial advisors, that the Alternative Transaction would result in a transaction more favorable to the stockholders of Company from a financial point of view than the Merger. In addition, notwithstanding the provisions of this paragraph (d), Company shall, upon the direction of Parent, refer any Third Party to this Section 6.7. A "Third Party" is any individual, firm, corporation, partnership, association, group (as defined in Section 13(d)(3) of the Exchange Act) or person or entity, individually or collectively (including, without limitation, any managers or other employees of the Company or any affiliates) other than Parent or Sub.

              (e) The Company shall ensure that the officers, directors, key employees, agents, representatives and Affiliates of the Company are aware of the restrictions described in this Section 6.7.

         6.8  Shareholder Approval.

              (a) The Company will take all action necessary to carry out the purposes of this Agreement. The Company shall, in accordance with the California Code and other applicable law and its Articles of Incorporation and By-laws, convene a meeting of its shareholders (the "Company Shareholders Meeting") as promptly as practicable to consider and vote upon the Merger. Except to the extent permitted under Section 6.7(d), the Board of Directors of the Company shall recommend and declare advisable the approval of this Agreement, the Agreement of Merger, the Merger and the other transactions contemplated hereby ("Merger Transactions"), and the Company shall as promptly as possible following dissemination of the Proxy Statement take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. Pursuant to the terms of the

Voting Agreement attached hereto as Exhibit C which shall be executed simultaneously with the execution of this Agreement, certain Shareholders of the Company each have agreed to vote all Company Shares owned by them or over which they have voting control, or to execute or cause to be executed written shareholder consents, to grant their approval of the Merger, this Agreement, and the Agreement of Merger.

              (b) Parent, as the sole shareholder of Sub, will act by written consent to approve the Merger and the adoption of this Agreement by Sub.

         6.9 Dissenters' Rights Notices. The Company, before the Effective Time, and Parent, after the Effective Time, shall timely provide all notices and other communications as are required under the California Code in connection with such Shareholders' statutory dissenters' rights, to the extent applicable to the Merger. Without reducing the generality of the foregoing sentence, the Company or Parent, as applicable, shall send the notice required by Section 1301 of the Corporation Code to the persons specified therein no later than one (1) business day following the approval of this Agreement at a meeting of its Shareholders convened pursuant to Section 6.8(a).

         6.10 Shareholder Representative.

              (a) Prior to the Closing Date, the Shareholders shall select a Person (the "Shareholder Representative") to act for and on behalf of all such Shareholders with respect to all matters arising in connection with Article 8 and the Escrow Agreement as defined in Section 9.1(i), including, without limitation, the power and authority, in his or her sole discretion, to:

                  (i) negotiate, determine, defend and settle any dispute which may arise under Article 8 or the Escrow Agreement; and

                  (ii) make, execute, acknowledge and deliver any releases, assurances, receipts, requests, instructions, notices, agreements, certificates and any other instruments, and to generally do any and all things and to take any and all actions which may be requisite, proper or advisable in connection with Article 8 or under the Escrow Agreement.

              (b) The Shareholders may replace the Shareholder Representative at any time with a substitute Shareholder Representative who shall have all the powers and responsibilities of the Shareholder Representative set forth in this
Section 6.10.

              (c) Neither the Shareholder Representative, nor any substitute Shareholder Representative, shall be liable to any Person for any action taken or any omission to act, in good faith, in connection with the Shareholder Representative's responsibilities as Shareholder Representative.

              (d) Promptly following his or her selection, the Shareholder Representative, or any substitute Shareholder Representative, shall provide Parent with a written certification of his or her selection and of the address for notices to such Shareholder Representative. Parent may thereafter deal exclusively with the Shareholder Representative in connection with the claims procedure in reliance on such certification. Whenever in connection with the provisions of this Agreement or the Escrow Agreement, Parent shall receive any certificate or other written correspondence from the Shareholder Representative, such certificate or other written correspondence shall be full authorization to Parent for any action taken or suffered in good faith by it under the provisions of this Agreement or the Escrow Agreement in reliance thereon.

         6.11 Agreements with Respect to Affiliates. Not less than 45 days prior to the Effective Time, Company shall deliver to Parent a list of names and addresses of each person who, in Company's reasonable judgment is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") of Company. Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent at Closing an affiliate's agreement in the form attached hereto as Exhibit D ("Affiliate's Agreement"), executed by each Pooling Affiliate of Company identified in the foregoing list.

         6.12 Access to Information; Confidentiality.

              (a) Each party will afford the other party and its officers, employees, agents, accountants, counsel, financial advisors, lenders, and underwriters ("Representatives") reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of merchandising efforts, leasing activities, distribution center relocation efforts, properties, results of operations and personnel of such party, as the other party may reasonably request . No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the other party.

              (b) The Confidentiality Agreement dated May 12, 1998 between Parent and the Company ("Confidentiality Agreement") shall, upon execution of this Agreement, be deemed terminated. All information furnished to the parties hereto or to their respective Representatives pursuant to Section 6.12, the Confidentiality Agreement or the August 7, 1997 agreement between Parent and Company and all analyses, compilations, studies or other documents prepared by either party hereto or by their respective Representatives containing, or based in whole or part on, any such information, are herein collectively referred to as the "Confidential Information." In the event this Agreement is terminated, each party agrees that after the date of termination neither it nor its Representatives shall use the Confidential Information of any other party for any purpose and all copies of the Confidential Information will be returned or destroyed upon written request of the furnishing party, provided however that any Confidential Information consisting of documents prepared by a party or its Representatives based on data contained in the Confidential Information need only be destroyed and not returned, and such party shall certify to the other party that it has done so. The term Confidential Information shall not include such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by a party hereto or its Representatives in breach of its obligations hereunder or under the Confidentiality Agreement before the date hereof, (ii) are or become available to a party or its Representatives on a nonconfidential basis from a source other than the other party or its Representatives, or (iii) were known to a party or its Representatives prior to disclosure by the other party or its Representatives.

         6.13 Legal Requirements. Each of Parent, Sub and Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any governmental entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

         6.14 Third Party Consents. As soon as practicable following the date hereof, each of Parent and Company will use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby. On or before Closing, Company will provide Parent with consents to the Merger and waivers of any default that may occur, or any penalty that may be due, as described in
Section 4.2 of the Disclosure Statement.

         6.15 [Not Used].

         6.16 Indemnification of Directors and Officers of the Company. Parent shall, and agrees to cause Sub to indemnify and hold harmless from liabilities for acts or omissions occurring at or prior to the Effective Time the Company's directors and officers to the same extent provided in the indemnification provisions contained in the Sub's Articles of Incorporation or By-laws. In addition, from and after the Effective Time, any directors and officers of Company will be entitled to indemnification under Sub's Articles of Incorporation and By-laws, and to all other indemnity rights and protections as are afforded to other directors and officers of Sub, and Sub shall not amend, repeal or modify any such provision to reduce or adversely affect the rights of such persons thereunder in respect of actions or omissions by them occurring at or prior to the Effective Time. In the event that Sub or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Sub assume the obligations set forth in this
Section 6.16. The provisions of this Section 6.16 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

         6.17 Notification of Certain Matters. Parent will give prompt notice to Company, and Company will give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Parent and Sub or Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided that the failure to give such notice on a timely basis shall not be treated as a breach of covenant for purpose of Section 9.1(a) or 10.1(a) unless such failure prejudices the other party in any material manner.

         6.18 Letters of Company's Accountants. Company shall cause to be delivered to Parent two letters from Price as the Company's independent accountant, one dated as of the date on which the Registration Statement shall become effective and one dated as of the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Company shall cause to be delivered to Parent and KPMG two letters from Price addressed to Parent and Company, one dated as of the date the Registration Statement is effective and one dated as of the Closing Date, stating that the accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated in accordance with the terms of this Agreement.

         6.19 Best Efforts and Further Assurances. Subject to the respective rights and obligations of Parent and Company under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         6.20 Tax Treatment. Company shall use its best efforts to obtain an opinion of Latham & Watkins, counsel to Company, dated as of the Closing Date, substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Company and Parent shall deliver to Latham & Watkins customary representation letters in form and substance reasonably satisfactory to such counsel and Company shall obtain any representation letters from appropriate Shareholders and shall deliver any such letters obtained to Latham & Watkins (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates"). Each of Company and Parent shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 9.1, including, without limitation, forebearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         6.21 Current Report. Company shall assist Parent in the preparation and filing, on the earliest practicable date after the date of this Agreement, of a Current Report on Form 8-K for Company containing the historical financial statements of Company required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement required by Article 11 of Regulation S-X of the SEC.

                                    ARTICLE 7
                             POST-CLOSING COVENANTS

         7.1  Post-Closing Audit.

              (a) Parent shall cause Company to prepare a balance sheet of the Company ("Closing Balance Sheet") as of the end of the accounting period (as described in the last sentence to Section 2.4) immediately preceding the Effective Time, or as of the date of the Effective Time if such date is as of the end of the accounting period ("Determination Date"). Such Closing Balance Sheet shall be derived from and in accordance with the books and records of the Company and determined in accordance with GAAP applied on a basis consistent with the principles used in the preparation of the 1997 Financial Statements (as defined in Section 4.7(b)). Such Closing Balance Sheet shall be audited by KPMG and accompanied by KPMG's opinion that such Closing Balance Sheet presents fairly in all material respects the financial position of the Company, except that it will substantially omit financial statement disclosures required under GAAP.

              (b) Parent shall also cause Company to prepare a statement of closing equity ("Statement of Closing Equity") which shall calculate Closing Equity, and KPMG will opine that the Statement of Closing Equity was prepared in accordance with the requirements of this Section 7.1. For purposes of this
Agreement, "Closing Equity" shall be defined as the assets of the Company reduced by its liabilities as shown in the Closing Balance Sheet with the following clarifications, adjustments, and exceptions (regardless of whether such clarifications, adjustments, and exceptions are in accordance with GAAP, generally accepted auditing standards ("GAAS"), or the Company's past practices):

     (i) Closing Equity shall not exclude or be decreased by (A) any reserves for accounts or notes receivable recorded since June 28, 1998, including any retroactive adjustments proposed by KPMG during their review of the Company's financial statements; (B) any expenses recorded as a result of, or in connection with, this Merger Agreement, the Exhibits hereto, or the Merger or the transactions contemplated hereby; (C) any expenses recorded as a result of a change in accounting policies (choice of GAAP) made by KPMG to conform the Company's financial statements with those of Parent; or

              (D) any retroactive adjustments for any period prior to June 28, 1998 proposed by KPMG for any reserves for inventory; and

     (ii) Closing Equity shall not include or be increased by any payments to the Company for options exercised between the date hereof and the Determination Date.

              (c) Company shall have the right to observe all steps (including any physical inventory) taken by Parent in connection with the preparation of the Closing Balance Sheet and to review all work papers and procedures relating thereto.

                                    ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION

         8.1 Indemnification Obligations of the Shareholders. From and after the Closing Date, and to the extent provided in this Article 8, all Shareholders (other than holders of Dissenting Shares) hereby jointly and severally indemnify, defend and hold harmless Parent and its subsidiaries and Affiliates (including Sub, the Company and the Surviving Corporation), each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Parent Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

              (a) any breach or inaccuracy of any representation or warranty made by the Company in this Agreement, the Escrow Agreement, the Disclosure Schedule or certificate delivered pursuant to Section 9.1(d)(i) contemplated hereby;

              (b) any breach by Company of any covenant, agreement or undertaking made in this Agreement, the Escrow Agreement, or the Disclosure Schedule contemplated hereby or any failure by the Shareholders of Company to pay all Deal Expenses in excess of $1,300,000.00.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Parent Indemnified Parties arising under this Section 8.1 as to which the Parent Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Parent Losses." As a condition of the Merger and upon the Closing Date, this Article 8 shall be binding on, and enforceable against, each Shareholder, even though such Shareholder has not executed this Agreement and may not vote in favor of this Agreement or the Merger, solely by virtue of the approval of this Agreement and the transactions contemplated hereby by the requisite holders of Company Shares. The indemnification obligations of the Shareholders pursuant to Section 8.1 shall be satisfied through a reduction of the Merger Consideration effected by cancellation or other disposition of Escrow Shares pursuant to the terms of the Escrow Agreement.

         8.2 Indemnification Obligations of Parent. From and after the Closing Date, Parent and Sub shall jointly and severally indemnify and hold harmless the Shareholders and each of the affiliates, heirs, executors, successors and assigns of such Shareholders (collectively, the "Shareholder Indemnification Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

              (a) any breach or inaccuracy of any representation or warranty made by Parent or Sub in this Agreement or any certificate, exhibit, or schedule contemplated hereby; or

              (b) any breach of any covenant, agreement or undertaking made by Parent or Sub in this Agreement or any certificate, exhibit, or schedule contemplated hereby.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Shareholder Indemnification Parties arising under this
Section 8.2 as to which the Shareholder Indemnification Parties are entitled to indemnification are hereinafter collectively referred to as "Shareholder Losses."

         8.3  Limitations on Indemnification.

              (a) Except for the specific exceptions contained in this Section 8.3(a), the Parent Indemnified Parties will not be entitled to seek indemnification under Section 8.1 unless and until the aggregate of all Parent Losses incurred by the Parent Indemnified Parties exceeds $600,000 (the "Shareholder Basket Amount"). In the event that the aggregate of all Parent Losses exceeds the Shareholder Basket Amount, the Parent Indemnified Parties will only be entitled to seek indemnification in respect of Parent Losses in excess of the Shareholder Basket Amount, but in no event will the Shareholder's obligations for Parent Losses pursuant to Section 8.1 be greater than the Escrow Shares and Dividend Account (as defined in the Escrow Agreement) held pursuant to the Escrow (the "Shareholder Maximum Indemnity"); provided, however, that the Shareholder Basket Amount shall not apply with respect to Parent Losses arising under: (i) Section 8.1(a) with respect to any breach or inaccuracy of any representation or warranty made by the Company in Sections 4.1(a), 4.2, 4.3, 4.4, 4.15, fines and penalties under Section 4.17, 4.19 or 4.20; or (ii) Section 8.1(b), with respect to a willful breach by the Company of the covenants contained in Article 6.

              (b) The Shareholder Indemnification Parties will not be entitled to seek indemnification under Section 8.2 for Shareholder Losses unless and until the aggregate amount of all Shareholder Losses incurred by the Shareholder Indemnification Parties exceeds $600,000 (the "Parent Basket Amount"). In the event that the aggregate of all Shareholder Losses exceeds the Parent Basket Amount, the Shareholder Indemnification Parties will only be entitled to seek indemnification in respect of Shareholder Losses in excess of the Parent Basket Amount, but in no event will Parent's obligation for Shareholder Losses be greater than the product of the number of Escrow Shares transferred to the Escrow multiplied by the Average Closing Price (the "Parent Maximum Indemnity"); provided, however, that the Parent Basket Amount shall not apply with respect to Shareholder Losses arising under (i) Section 8.2(a) with respect to any breach or inaccuracy or any representation or warranty made by Parent in Sections 5.1, 5.2, 5.3 or 5.7 or (ii) Section 8.2(b), with respect to willful breach by the Parent of the covenants contained in Article 6.

         8.4  Indemnification Procedure.

              (a) [Not Used].

              (b) Claims Against Indemnifying Party by Indemnified Party. In the event a Parent Indemnified Party or a Shareholder Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") shall claim a right to payment (or, a credit towards the Shareholders Basket Amount or Parent Basket Amount) pursuant to this Article 8, the Shareholder Representative on behalf of the Shareholder Indemnified Parties shall send written notice of such claim to Escrow Agent and Parent, or Parent on behalf of Parent Indemnified Parties shall send notice to the Shareholder Representative and Escrow Agent, as the case may be. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and Parent or Shareholder Representative, as the case may be, shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) in accordance with the provisions of the Escrow Agreement.

         8.5 Survival; Claims Period. All representations and warranties contained in this Agreement shall survive the Effective Time for the applicable Claims Period specified in this Section 8.5, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. For purposes of this Agreement, a "Claims Period" shall be the only period during which a claim for indemnification may be asserted under this Agreement by a Parent or Shareholder Indemnified Party. The Claims Periods under this Agreement shall commence on the date of this Agreement and shall terminate one (1) year following the Effective Time; provided, however, no claim may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Parent after the Effective Time if such claim is of a type expected to be encountered in the course of such audit performed in accordance with generally accepted auditing standards. Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified as provided hereunder of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

         8.6 Recovery. Parent may recover Parent Losses pursuant to Section 8.1 only in accordance with the provisions of the Escrow Agreement (as defined in Section 9.1(i)).

         8.7 Exclusive Remedy. The indemnity of this Article 8 shall be the exclusive remedy of the Shareholder Indemnified Parties against Parent or Sub for a breach, misrepresentation, nonfulfillment, or default by Parent or Sub in the performance of the representations, warranties, covenants, or agreements of this Agreement or any certificate, exhibit, or schedule contemplated hereby, except in the event of actual fraud or fraud in the inducement. The indemnity of this Article 8 shall be the exclusive remedy of Parent and Sub against the Shareholders for a breach, misrepresentation, nonfulfillment, or default by Company in the performance of the representations, warranties, covenants, or agreements of this Agreement or any certificate, exhibit, or schedule contemplated hereby, except in the event of actual fraud or fraud in the inducement; provided, however, nothing in this Agreement shall limit the remedies of Parent Indemnified Parties against a Shareholder for a breach by such Shareholder of any document (e.g., the Letter of Transmittal, Voting Agreement, Affiliate Agreement, or Non-Competition Agreement) signed by such Shareholder in a capacity other than as a director or officer of the Company.


                                    ARTICLE 9
              CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB

         9.1 Conditions Precedent. Parent's and Sub's obligation to consummate the Merger and the transactions contemplated by this Agreement is subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions:

              (a) Representations, Warranties and Covenants. The representations and warranties of the Company set forth herein shall be accurate in all material respects on and as of the Closing Date as if made on and as of such date; provided, however, that any representation or warranty that by its terms is qualified by materiality shall be true and correct in all respects as of the Closing Date as though made on that date. The Company shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on their part to be performed or complied with on or prior to the Closing Date.

              (b) Legal Actions. No suit, action or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

              (c) Consents. All consents and waivers to be obtained by Company that are referred to in Section 6.14, all consents and waivers from Parent's Lenders, and all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement by the Company shall have been obtained or made, except for filing of the Agreement of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order approval, filing or registration would not have a material adverse effect on Parent or the Company following the Effective Time.

              (d) Deliveries. The Company shall have delivered to Parent:

                  (i) a certificate executed by the President or any Vice President of the Company certifying to the fulfillment on the Closing Date of the conditions set forth in Sections 9.1(a), (b), and (c).

                  (ii) a certificate by the Secretary of the Company as to the Board of Directors and Shareholders of the Company having taken all actions necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated thereby;

                  (iii) the minute books, stock transfer books (containing canceled stock certificates representing all transfers of its capital stock prior to the Closing Date) and corporate seal of the Company which are in the Company's possession;

                  (iv) the opinion of Latham & Watkins, counsel for the Company and the Shareholders and the local counsel to Company, dated as of the Closing Date, opining as to the matters described on Exhibit E hereto;

                  (v) an Affiliate Agreement in the form of Exhibit D hereto executed by each Pooling Affiliate; and

                  (vi) such other documents and items as are contemplated by this Agreement or as Parent may reasonably request, including a good standing certificate from the State of California and a certificate of qualification to do business for each other state in which one is required.

              (e) Antitrust Filing. The waiting period required in connection with the Antitrust Filing, if any, shall have expired or been terminated.

              (f) Pooling Letters. KPMG shall have delivered to Parent two letters, one dated as of the date on which the Registration Statement shall become effective and one dated as of the Closing Date to the effect that, based upon discussions with officials responsible for financial and accounting matters, and information to be furnished to KPMG through each such date, KPMG concurs with management's conclusion that, as of each such date, no conditions exist which would preclude Parent from accounting for the merger with the Company as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. In addition, Company shall have caused to be delivered to KPMG the two letters of Price referred to in the second sentence of Section 6.18.

              (g) Comfort Letters. Company shall have caused to be delivered to Parent and KPMG the two letters referred to in the first sentence of Section 6.18.

              (h) Listing of Parent Common Stock. The Parent Common Stock to be issued pursuant to the Merger and to be issued pursuant to the Assumed Options shall have been approved for listing on the Nasdaq, subject only to official notice of issuance by Parent.

              (i) Escrow Agreement. The Shareholder Representative shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Exhibit F (the "Escrow Agreement") with such changes as may be required by the escrow agent thereunder, pursuant to which there shall be deposited with the escrow agent named therein on the Closing Date (the "Escrow Agent") the Escrow Shares to secure their obligations under this Agreement.

              (j) Non-Competition Agreements. Eric Stauss, Anthony Leon, Eric Leon, and William Coyle shall have executed and delivered to Parent the Non-Competition Agreements, and Gary Cino shall have executed and delivered to Parent the Non-Competition and Consulting Agreement, substantially in the forms attached hereto as Exhibit G (collectively these five agreements are referred to as the "Non-Competition Agreements"); which is a material inducement of the Parent entering into this Agreement. Company agrees to use its best efforts to have the signatories execute the Non-Competition Agreements at Closing.

              (k) Comparable Store Sales. The comparable store sales results of Company, as determined on a rolling two-month period ending on the day before the Company Shareholders Meeting, shall be at least five percent.

              (l) Related Party Debt. Each Shareholder or its Affiliate shall have paid in full all amounts of any kind owed by such Shareholder or its Affiliate to the Company, or such amount shall have been offset on a dollar-for-dollar basis against any indebtedness for borrowed money owed by the Company to such Shareholder or its Affiliate.

              (m) Dissenting Shares. Holders of not more than 9-98/100% of the Company Shares shall have the right to elect to exercise dissenters' rights pursuant to the California Code; PROVIDED, HOWEVER, THAT SUCH PERCENTAGE SHALL BE REDUCED TO THE EXTENT REQUIRED BY PRICE AND KPMG TO DELIVER THE POOLING LETTERS REFERRED TO IN SECTION 6.18.

              (n) Shareholder Approval. This Agreement, the Agreement of Merger, and the Merger shall have been duly approved by the shareholders of the Company in accordance with all applicable laws, the Articles of Incorporation and By-laws of the Company and otherwise.

              (o) Corporate Documents. The Agreement of Merger relating to the Merger and the related officers' certificates required by the California Code shall have been executed by the Company and delivered to Parent for filing.

              (p) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the SEC pursuant to the Exchange Act and with respect to the transactions contemplated by this Agreement, shall be pending before or threatened by the SEC. All applicable state securities laws shall have been complied with in connection with the issuance of Parent Common Stock to be issued pursuant to the Merger, and no stop order suspending the effectiveness of any qualification or registration of such Parent Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state.


         9.2 Waiver. The Parent and the Sub shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by the Parent and the Sub.

                                   ARTICLE 10
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         10.1 Conditions Precedent. The obligation of the Company to consummate the Merger and the transactions contemplated by this Agreement is subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions:

              (a) Representations, Warranties and Covenants. The representations and warranties made by Parent and Sub herein shall be accurate in all material respects on and as of the Closing Date to the same extent as if made on and as of such date; provided, however, that any representation or warranty that by its terms is qualified by materiality shall be true and correct in all respects as of the Closing Date as though made on that date. Parent and Sub shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on their part to be performed or complied with on or prior to the Closing Date.

              (b) Legal Actions. No suit, action or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

              (c) Deliveries. Parent shall have delivered to the Company:

                  (i)  a   certificate   executed  by  the   President   or  any
     Vice-President of Parent and Sub certifying to the fulfillment on the Closing Date of the conditions set forth in Sections 10.1(a), (b), and (c).

                  (ii) a certificate by the Secretary or any Assistant Secretary of Parent and Sub as to the due adoption by the Board of Directors of Parent and the Board of Directors and shareholders of Sub of the required corporate resolutions authorizing the execution, delivery and performance of this Agreement by Parent and Sub and the consummation of the transactions contemplated thereby;

                  (iii) the opinion of Hofheimer Nusbaum, P.C., as counsel for Parent and Sub, opining as to the matters described on Exhibit H hereto; and

                  (iv) such other documents and items as are contemplated by this Agreement or as the Company may reasonably request.

              (d) Antitrust Filing. The waiting period required in connection with the Antitrust Filing, if any, shall have expired or been terminated.

              (e) Listing of Parent Common Stock. The Parent Common Stock to be issued pursuant to the Merger and pursuant to the Assumed Options shall have been approved for listing on the Nasdaq, subject only to official notice of issuance by Parent.

              (f) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC. All applicable state securities laws shall have been complied with in connection with the issuance of Parent Common Stock to be issued pursuant to the Merger, and no stop order suspending the effectiveness of any qualification or registration of such Parent Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state.

              (g) Shareholder Approval. The Merger, this Agreement and the transactions contemplated hereby shall have been approved at the Shareholders meeting in accordance with all applicable laws and the Articles of Incorporation and By-laws of the Company.

              (h) Corporate Documents. The Agreement of Merger relating to the Merger and the related officers' certificates required by the California Code shall have been executed by the Company and delivered to Parent for filing.

              (i) Tax Opinion. The Company shall have received the opinion of Latham & Watkins described in Section 6.20.

         10.2 Waiver. The Company shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by the Company. Any waiver made by the Company hereunder shall also constitute a waiver with respect to any rights or remedies that the Company may otherwise have against Parent in respect of or relating to the specific conditions waived.

                                   ARTICLE 11
                                   TERMINATION

         11.1 Termination. This Agreement may be terminated at any time at or prior to the Closing (the "Termination Date"), whether before or after approval of this Agreement and the Merger by the Shareholders of Company:

              (a)  in writing by mutual consent of Parent and Company;

              (b) by written notice from the Company to Parent if Parent or Sub shall breach or fail to perform any of its agreements or covenants contained herein required to be performed by it on or prior to the Closing Date, or any of the representations and warranties of Parent and Sub contained herein shall be or become inaccurate or untrue in either case such that the condition set forth in Section 10.1(a) would not be satisfied; provided that if any such breach, failure, inaccuracy, or untruth is reasonably capable of cure by January 1, 1999 and Parent is using its good faith efforts to effect such cure at the earliest practicable time, the Company shall not be permitted to terminate this Agreement pursuant to this subparagraph (b);

              (c) by written notice from Parent to the Company, if the Company shall breach or fail to perform any of its agreements or covenants contained herein or any of its representations and warranties contained herein shall be or become inaccurate or untrue in either case such that the conditions set forth in
Section 9.1(a) would not be satisfied; provided that if any such breach, failure, inaccuracy, or untruth is reasonably capable of cure by January 1, 1999 and Company is using its good faith efforts to effect such cure at the earliest practicable time, Parent shall not be permitted to terminate this Agreement pursuant to this subparagraph (c);

              (d) by written notice by either Parent or Company, if the Closing has not occurred by January 1, 1999; provided, however, that the right to terminate this Agreement under this subsection 11.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Merger to occur on or before such date;

              (e) by either Company or the Parent, if there shall be any order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such order has not complied with its material obligations under this Agreement;

              (f) by Parent or,  upon  payment of the fee  required  pursuant to
Section 11.4(a) of this Agreement, Company, if the requisite vote of the stockholders of Company in favor of this Agreement shall not have been obtained at the Company Shareholders Meeting (including any adjournment or postponement thereof);

              (g) by Parent if (i) the Board of Directors of the Company withdraws or modifies its recommendation of the Merger or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Board of Directors of the Company shall have recommended to the Shareholders of the Company any Alternative Transaction or resolved to do so; or (ii) the Company shall not convene a meeting of its Company Shareholders Meeting to approve the Merger within a reasonable time;

              (h) by the Company, if all of the following conditions are satisfied: (i) the Board of Directors of Company withdraws or modifies its recommendation of the Merger or has resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or has determined to recommend an Alternative Transaction to its Shareholders or a tender offer or exchange offer for Company Shares is commenced or a registration statement with respect thereto shall have been filed and the Board of Directors of the Company, within ten (10)

Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its Shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its Shareholders; (ii) except where a tender or exchange offer is commenced, all of the provisions set forth in Section 6.7(d) are satisfied; and (iii) Company makes the payment required pursuant to Section 11.4(a) of this Agreement. The Company shall use its best efforts to give Parent at least two Business Days prior notice of its intention to effect such termination pursuant to this Section 11.1(h);

              (i) [Not Used].

              (j) by the Parent, if there shall have occurred one or more events which shall have caused or are reasonably likely to have a material adverse effect on the Company; or

              (k) by written notice by Parent to the Company, if the Average Closing Price is less than $34 11/32 unless the Company agrees in writing to treat the Average Closing Price as $34 11/32 within forty-eight hours of Company's receipt of Parent's election to terminate, pursuant to this Section 11.1(k).

              The right of any party hereto to terminate this Agreement pursuant to this Section 11.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives, or agents, whether prior to or after the execution of this Agreement.

         11.2 Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement prior to the Closing Date made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. Subject to Section 8.7, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         11.3 Effect of Termination. In the event of termination of this Agreement pursuant to this Article 11, this Agreement shall thereafter become void and there shall be no liability on the part of any party or its respective officers, directors or stockholders for acts or omissions occurring after the Termination Date, except for obligations under Section 6.2, Section 11.4,
Article 12 and this Section 11.3, all of which shall survive the Termination Date. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any willful breach of its representations, warranties, covenants, or agreements contained in this Agreement occurring on or before the Termination Date.

         11.4 Termination Fee; Lock-Up Option. As a condition and inducement to Parent's willingness to enter into this Agreement, Company agrees as follows:

              (a) If this Agreement is terminated consistent with the provisions of 11.1(c), (f), (g) or (h), the Company shall pay to Parent within two (2) business days following such termination (by wire transfer of immediately available funds to an account designated by Parent) the amount of THREE MILLION DOLLARS ($3,000,000.00) (the "Termination Fee"). If such Termination Fee is not paid when due, the Termination Fee shall accrue simple interest on a daily basis at a rate equal to the lesser of (i) 8% per annum or (ii) the greatest rate permitted by California law from the due date until paid in full.

              (b) Without the necessity of further action by either party, the Company hereby irrevocably grants to Parent an option to purchase from the Company for cash a number of shares of Company Common Stock equal to 19.9% of the total number of Company Common and Preferred Stock issued and outstanding as of the date of this Agreement (the "Lock-Up Option") at a price per share (the
"Exercise Price") equal to $45.97. The Lock-Up Option shall be vested immediately and unless this Agreement is terminated by Company pursuant to
Section 11.1(b) or 11.1(k), may be exercised by Parent in whole or in part, in one or more exercise, at any time prior to:

                  (i)  the  second   anniversary  of  the  termination  of  this
Agreement if the  Agreement is  terminated  consistent  with the  provisions  of
Section 11.1(c), (f), (g) or (h); and

                  (ii)  the  first   anniversary  of  the  termination  of  this
Agreement in all other events.

In the event of any merger, consolidation, recapitalization, combination, stock split, stock dividend, or other change involving the Company's Common or Preferred Stock, this Lock-Up Option shall survive and the number of shares subject to the Lock-Up Option and Exercise Price shall be appropriately adjusted to reflect such change.


                                   ARTICLE 12
                                    EXPENSES

         Except as set forth in this Article 12 or as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         12.1     Deal Expenses.   "Deal Expenses" shall mean all out-of-pocket
expenses of the Company payable to Piper Jaffray Inc., accountants, lawyers, and consultants relating to the negotiation and execution of this Agreement and the performance of the obligations and the carrying out of the Merger and the other transactions contemplated hereby.

         12.2 Payment on Closing. In the event of Closing, Company shall pay all Deal Expenses up to a maximum of $1,300,000.00. The parties hereto contemplate that the failure of the Shareholders of Company to pay all Deal Expenses in excess of $1,300,000.00 shall give rise to a claim by Parent for indemnification in accordance with the provisions of Article 8.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Cooperation Following the Closing. Following the Closing, Parent and the Shareholders each shall deliver to the other such further information and documents and shall execute and deliver to the other such further information and documents and shall execute and deliver such further instruments and agreements as the other shall reasonably request in order to consummate or confirm the transactions provided for herein, to accomplish the purpose of this Agreement or to assure to the other the benefits of this Agreement.

         13.2     Benefits and Burdens: Assignment.

              (a) Upon the execution of this Agreement by Parent, Sub, and the Company, this Agreement shall become a binding and enforceable agreement with respect to Parent, Sub and the Company.

              (b) This Agreement shall inure to the benefit of and shall be binding upon the Company, Sub and Parent, and each of their respective successors and permitted assigns. No party to this Agreement may assign its rights or obligations hereunder without the prior written consent of each of the other parties hereto; provided, however, that this Agreement may be assigned by Parent to a corporation, all of whose issued and outstanding capital stock is owned directly or indirectly by Parent, but in such event Parent shall not be released from its obligations hereunder.

              (c) Except for Section 6.16, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto, a successor or permitted assign of such a party or a person or entity expressly entitled to indemnification hereunder.

         13.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         13.4 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

         If to Parent or, after the Closing, the Company:

              Dollar Tree Stores, Inc.
              500 Volvo Parkway
              Chesapeake, Virginia 23320
              Attention:  Mr. H. Ray Compton

         With a required copy to:

              Hofheimer Nusbaum, P.C.
              999 Waterside Drive, Suite 1700
              P. O. Box 3460
              Norfolk, Virginia  23514
              Attention:  William A. Old, Jr., Esquire
              Telecopier:  (757) 629-0660

         If, prior to Closing, to the Company:

              Step Ahead Investments, Inc.
              3222 Winona Way
              North Highland, California  95660
              Attention: David Reed
              Telecopier:  (916) 418-1266

         With a required copy to:

              Latham & Watkins
              505 Montgomery Street, Suite 1900
              San Francisco, California  94111
              Attention:  Tracy Edmonson, Esquire
              Telecopier:  (415) 395-8095

or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person, (b) on the date after delivery to a national overnight courier service, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth (5th) business day after it is mailed by registered or certified mail.

         13.5 Entire Agreement. The letter dated July 8, 1998 from Parent and agreed to by Company is hereby terminated and rendered null and void ab initio. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations, warranties, assurances and promises made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior representations, warranties, assurances and promises shall survive the execution and delivery of this Agreement.

         13.6 Headings. The section headings in this Agreement are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

         13.7 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Where the context requires, any reference to Parent may be deemed to include a reference to Parent, Dollar Tree Management, Inc. and/or Dollar Tree Distribution, Inc., which are wholly owned subsidiaries of Parent, as the case may be. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. The table of contents, headings and definitional cross-reference contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         13.8 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement, including the Disclosure Schedule are incorporated herein by reference and made a part hereof. The term "Agreement" shall include all such exhibits and schedules. The inclusion of any item in the Disclosure Schedule is not evidence of the materiality or immateriality of such item for the purposes of this Agreement.

         13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Agreement.

         13.10 Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such Commonwealth and without giving effect to the choice of law principles of such Commonwealth; provided, however, that the Agreement of Merger and the provisions of this Agreement relating solely to the operation of the Merger for purposes of corporate law shall be governed by the applicable provisions of the California Code.

         13.11 Enforcement; Waiver of Jury Trial. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Parent and the Company hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

         13.12 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         13.13 Time. Time is of the essence under this Agreement.

         13.14 Knowledge. The phrase "to the knowledge of the Company" or its equivalent as used herein shall mean to the knowledge of the Company and its directors and officers after appropriate inquiry.

         13.15 Statutes. Any reference herein to any federal, state or local statute shall include all amendments to such statute through the date of this Agreement or the Effective Time, as applicable.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement effective as of the day and year first above written.

                      STEP AHEAD INVESTMENTS, INC.


                      By:  /s/ Gary Cino
                           --------------------------
                              Gary Cino
                              Chief Executive Officer


                      DOLLAR TREE STORES, INC.


                      By: /s/ H. Ray Compton
                          -----------------------------
                              H. Ray Compton
                              Executive Vice President

                      DOLLAR TREE WEST, INC.


                      By:  /s/ H. Ray Compton
                           ------------------------------
                              H. Ray Compton
                              Executive Vice President